_______________________________________________________________
_______________________________________________________________


          SECOND AMENDED AND RESTATED LOAN AGREEMENT


                             among


                    TROPICANA ENTERPRISES,
                 a Nevada general partnership

                         as "Borrower"

                    HOTEL RAMADA OF NEVADA,
                     a Nevada corporation

                 as an additional party hereto


                    THE BANKS HEREIN NAMED

                       SOCIETE GENERALE
                     MIDLANTIC BANK, N.A.
                       as Lead Managers

                    BANK ONE, ARIZONA, N A
                        CREDIT LYONNAIS
                         as Co-Agents

          BANKERS TRUST COMPANY, as Co-Managing Agent

                              and


    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


                       as Managing Agent


                        October 4, 1994



_______________________________________________________________
_______________________________________________________________
                   TABLE OF CONTENTS

                                                           Page

ARTICLE 1 DEFINITIONS. . . . . . . . . . . . . . . . . . . .  2

     Section 1.1    Definitions. . . . . . . . . . . . . . .  2
     Section 1.2    Interpretation and Construction. . . . . 12

ARTICLE 2 AMOUNT, TERMS AND SECURITY OF THE LOANS. . . . . . 14

     Section 2.1    The Loans. . . . . . . . . . . . . . . . 14
     Section 2.2    The Notes. . . . . . . . . . . . . . . . 14
     Section 2.3    Security for the Loans . . . . . . . . . 14
     Section 2.4    Upfront Fee. . . . . . . . . . . . . . . 14

ARTICLE 3 CONDITIONS PRECEDENT . . . . . . . . . . . . . . . 14

     Section 3.1    The Loan Documents . . . . . . . . . . . 15
     Section 3.2    The Deed of Trust. . . . . . . . . . . . 15
     Section 3.3 Assignment and Assumption Agreement; Assignment of Deed of Trust; UCC-2 . . . 15
     Section 3.4    The Notes. . . . . . . . . . . . . . . . 15
     Section 3.5    The HRN Master Lease . . . . . . . . . . 15
     Section 3.6    HRN Master Lease Estoppel Certificate. . 15
     Section 3.7    Partnership Estoppel Certificate . . . . 15
     Section 3.8    Authority of Borrower and HRN. . . . . . 16
     Section 3.9    Opinion of Counsel . . . . . . . . . . . 16
     Section 3.10   Title Insurance Indorsements . . . . . . 17
     Section 3.11   Payment of Taxes . . . . . . . . . . . . 17
     Section 3.12   Insurance. . . . . . . . . . . . . . . . 17
     Section 3.13   Reimbursement for Expenses and Fees. . . 17
     Section 3.14   Borrower's Partnership Agreement . . . . 17
     Section 3.15   Borrower's Fictitious Business Name
                    Certificate. . . . . . . . . . . . . . . 17
     Section 3.16   Partnership Resolution . . . . . . . . . 17
     Section 3.17   Corporate Resolution for Adamar. . . . . 17
     Section 3.18   Corporate Documentation for HRN. . . . . 18
     Section 3.19   Financial Statements . . . . . . . . . . 18
     Section 3.20   Jaffe Subordination Affirmation. . . . . 18
     Section 3.21   Subordination Affirmation of HRN
                    Master Lease . . . . . . . . . . . . . . 18
     Section 3.22   Upfront Fee. . . . . . . . . . . . . . . 18
     Section 3.23   Amendments to Expansion Financing
                    Documents. . . . . . . . . . . . . . . . 18
     Section 3.24   Additional Documents . . . . . . . . . . 18

ARTICLE 4 REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 19

     Section 4.1    Organization; Power and Authorization. . 19
     Section 4.2    No Conflict With, Violation of or
                    Default Under Laws or Other
                    Agreements . . . . . . . . . . . . . . . 19
     Section 4.3    Litigation . . . . . . . . . . . . . . . 20
     Section 4.4    Agreements Legal, Binding, Valid and
                    Enforceable. . . . . . . . . . . . . . . 20
     Section 4.5    Information and Financial Data
                    Accurate; Financial Statements; No
                    Adverse Change . . . . . . . . . . . . . 21
     Section 4.6    Governmental Approvals . . . . . . . . . 21
     Section 4.7    Payment of Taxes . . . . . . . . . . . . 21
     Section 4.8    Title to Properties. . . . . . . . . . . 22
     Section 4.9    No Untrue Statements . . . . . . . . . . 22
     Section 4.10   Brokerage Commissions. . . . . . . . . . 22
     Section 4.11   No Defaults. . . . . . . . . . . . . . . 22
     Section 4.12   HRN Master Lease; Borrower's
                    Partnership Agreement; and Policies of
                    Insurance. . . . . . . . . . . . . . . . 23
     Section 4.13   Tradenames and Servicemarks. . . . . . . 23

ARTICLE 5 COVENANTS OF BORROWER AND HRN. . . . . . . . . . . 23

     Section 5.1    FF&E . . . . . . . . . . . . . . . . . . 23
     Section 5.2    Hotel/Casino Operator. . . . . . . . . . 24
     Section 5.3    Permits; Licenses and Legal
                    Requirements . . . . . . . . . . . . . . 24
     Section 5.4    Protection Against Lien Claims . . . . . 24
     Section 5.5    Preservation of Partnership Status . . . 25
     Section 5.6    No Change in Character of Business . . . 25
     Section 5.7    Preservation and Maintenance of
                    Properties and Assets. . . . . . . . . . 25
     Section 5.8    Repair of Properties and Assets. . . . . 26
     Section 5.9    Financial Statements; Reports and
                    Books and Records. . . . . . . . . . . . 26
     Section 5.10   Insurance. . . . . . . . . . . . . . . . 27
     Section 5.11   Taxes. . . . . . . . . . . . . . . . . . 28
     Section 5.12   Permitted Encumbrances Only. . . . . . . 28
     Section 5.13   Advances . . . . . . . . . . . . . . . . 28
     Section 5.14   Further Assurances . . . . . . . . . . . 29
     Section 5.15   Indemnification. . . . . . . . . . . . . 29
     Section 5.16   Inspection of the Premises . . . . . . . 30
     Section 5.17   Compliance With Documents. . . . . . . . 30
     Section 5.18   Suits or Actions Affecting Borrower. . . 30
     Section 5.19   Borrower's Partnership Agreement and
                    HRN Master Lease . . . . . . . . . . . . 30
     Section 5.20   Notice to State Gaming Control Board . . 30
     Section 5.21   Matters Affecting HRN Master Lease . . . 31
     Section 5.22   Matters Affecting HRN Equipment
                    Leases . . . . . . . . . . . . . . . . . 31
     Section 5.23   Matters Affecting Subleases. . . . . . . 32
     Section 5.24   HRN Master Lease . . . . . . . . . . . . 32

ARTICLE 6 EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . 33

     Section 6.1    Events of Default. . . . . . . . . . . . 33
     Section 6.2    Default Remedies . . . . . . . . . . . . 34
     Section 6.3    Application of Proceeds. . . . . . . . . 35
     Section 6.4    Notices. . . . . . . . . . . . . . . . . 35
     Section 6.5    Agreement to Pay Attorneys' Fees and
                    Expenses . . . . . . . . . . . . . . . . 36
     Section 6.6    No Additional Waiver Implied by One
                    Waiver . . . . . . . . . . . . . . . . . 36
     Section 6.7    Licensing of Managing Agent and Banks. . 36
     Section 6.8    Exercise of Rights Subject to
                    Applicable Law . . . . . . . . . . . . . 36
     Section 6.9    Discontinuance of Proceedings. . . . . . 36

ARTICLE 7 DAMAGE, DESTRUCTION AND CONDEMNATION . . . . . . . 37

     Section 7.1    No Abatement of Payments . . . . . . . . 37
     Section 7.2    Distribution of Capital Proceeds Upon
                    Occurrence of Fire, Casualty, or
                    Condemnation . . . . . . . . . . . . . . 37

ARTICLE 8 GENERAL CONDITIONS . . . . . . . . . . . . . . . . 39

     Section 8.1    Failure to Exercise Rights . . . . . . . 39
     Section 8.2    Successors and Assigns . . . . . . . . . 39
     Section 8.3    Notices. . . . . . . . . . . . . . . . . 39
     Section 8.4    Modification In Writing. . . . . . . . . 41
     Section 8.5    Incorporation of Terms . . . . . . . . . 41
     Section 8.6    Other Agreements . . . . . . . . . . . . 42
     Section 8.7    Counterparts . . . . . . . . . . . . . . 42
     Section 8.8    Rights, Power and Remedies are
                    Cumulative . . . . . . . . . . . . . . . 42
     Section 8.9    Representations and Warranties . . . . . 42
     Section 8.10   Assignment of Loan Documents by
                    Borrower . . . . . . . . . . . . . . . . 42
     Section 8.11   Action by Banks. . . . . . . . . . . . . 43
     Section 8.12   Time of Essence. . . . . . . . . . . . . 43
     Section 8.13   Governing Law. . . . . . . . . . . . . . 43
     Section 8.14   No Joint Venture . . . . . . . . . . . . 43
     Section 8.15   Joinder in Execution by HRN. . . . . . . 43
     Section 8.16   Non-Recourse . . . . . . . . . . . . . . 43
     Section 8.17   Exhibits Attached. . . . . . . . . . . . 44
     Section 8.18   Waiver of Right to Trial by Jury . . . . 44
     Section 8.19   Purported Oral Agreements. . . . . . . . 45
     Section 8.20   Removal of a Bank. . . . . . . . . . . . 45

ARTICLE 9 AGENCY PROVISIONS. . . . . . . . . . . . . . . . . 46

     Section 9.1    No Obligations of Borrower . . . . . . . 46
     SECTION 9.3    Managing Agent and Affiliates. . . . . . 47
     SECTION 9.4    Proportionate Interest in any Collate-
                    ral. . . . . . . . . . . . . . . . . . . 47
     SECTION 9.5    Banks' Credit Decisions. . . . . . . . . 47
     SECTION 9.6    Action by Managing Agent . . . . . . . . 48
     SECTION 9.7    Liability of Managing Agent. . . . . . . 49
     SECTION 9.8    Indemnification. . . . . . . . . . . . . 50
     SECTION 9.9    Successor Managing Agent . . . . . . . . 51
     SECTION 9.10   Foreclosure on Collateral. . . . . . . . 51

Article 10 CERTAIN OTHER PROVISIONS. . . . . . . . . . . . . 52

     SECTION 10.1   Amendments; Consents . . . . . . . . . . 52
     SECTION 10.2   Nature of Banks' Obligations . . . . . . 53
     SECTION 10.3   Binding Effect; Assignment . . . . . . . 53
     SECTION 10.4   Sharing of Setoffs . . . . . . . . . . . 56
     SECTION 10.5   Nonliability of the Banks. . . . . . . . 57
     SECTION 10.6   No Third Parties Benefited . . . . . . . 58
     SECTION 10.7   Confidentiality. . . . . . . . . . . . . 59
     SECTION 10.8   Foreign Banks and Participants . . . . . 59
     SECTION 10.9   Hazardous Material Indemnity . . . . . . 60
     SECTION 10.10  Gaming Boards. . . . . . . . . . . . . . 61
     SECTION 10.11  Termination; Release of Liens. . . . . . 61
     SECTION 10.12  Other Lien Releases. . . . . . . . . . . 62

          SECOND AMENDED AND RESTATED LOAN AGREEMENT

          THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT ("A/R Loan Agreement"), is made and entered into as of October 4, 1994, among Tropicana Enterprises, a Nevada general partnership ("Borrower"), Hotel Ramada of Nevada, a Nevada corporation ("HRN"), each lender whose name is set forth on the signature pages of this A/R Loan Agreement and each lender which may hereafter become a party to this A/R Loan Agreement pursuant to
Article 9 (collectively, with each lender who may hereafter become a party to this A/R Loan Agreement pursuant to Section 10.3, the "Banks" and individually, a "Bank"), Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as Managing Agent.

                       R E C I T A L S:

          WHEREAS:

          A. Borrower is the owner of the Tropicana Hotel and Casino, Las Vegas, Nevada and the underlying real property situated in Clark County, Nevada, which real property is more particularly described on "Exhibit A" hereto, together with all buildings, structures and other improvements situate thereon (hereinafter the "Real Property").

          B. On or about November 19, 1984, Borrower entered into a Construction and Term Loan Agreement (the "Original Loan Agreement") with the Original Bank Group referred to below pursuant to which loans in the principal amount of Sixty-Seven Million Five Hundred Thousand and No/100 Dollars ($67,500,000.00) were made by the Original Bank Group for the purpose of financing an expansion and remodeling project on the Real Property (the "First Loan"). On or about September 10, 1986, the Original Bank Group made an additional loan in the amount of Ten Million Six Hundred Forty-Two Thousand Six Hundred Fifty-Three and 83/100 Dollars ($10,642,653.83) (the "Second Loan" and collectively with the First Loan, the "Expansion Financing"). The Expansion Financing was evidenced by and secured in the manner set forth in those certain agreements, documents and instruments listed on "Exhibit B" hereto. (hereinafter the "Expansion Financing Documents").

          C. The Real Property, together with all items of personal property situate thereon, are leased by Borrower to HRN, pursuant to an Amended and Restated Lease Agreement dated November 19, 1984, the original of which or a memorandum thereof was recorded in the office of the County Recorder of Clark County, Nevada on November 20, 1984, as Document
No. 1983542, as amended by a First Amendment to Amended and Restated Lease dated January 1, 1986 and a Second Amendment to Amended and Restated Lease Agreement dated December 12, 1989 (collectively, the "HRN Master Lease").

          D. The rights of the Original Bank Group with respect to the Expansion Financing Documents were acquired by the Second Bank Group referred to below as of July 31, 1989, and Borrower and the Second Bank Group concurrently entered into an Amended and Restated Loan Agreement dated as of July 31, 1989 (as amended from time to time, the "Second Loan Agreement"), which amended and restated the Original Loan Agreement in its entirety. Certain of the Expansion Loan Documents continued in full force and effect during the term of the Second Loan Agreement.

          E. Pursuant to an Assignment and Assumption Agreement of even date herewith among the Second Bank Group and Banks, Banks have acquired all right, title and interests of the Second Bank Group under the Second Loan Agreement and such Expansion Financing Documents and are the holders and owners of the indebtedness evidenced and secured by the Expansion Financing Documents.

          F. Banks and Borrower desire to amend and restate the Second Loan Agreement in its entirety as hereinafter set forth, and to amend and restate or amend certain of the Expansion Financing Documents as hereinafter provided for by this A/R Loan Agreement.

          NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter described, the parties hereto do promise, covenant and agree as follows:

                         ARTICLE 1
                         DEFINITIONS

          Section 1.1  Definitions.  For the purposes of this
A/R Loan Agreement each of the following terms shall have the meanings set forth below:

               "Adamar" shall mean Adamar of Nevada, a Nevada corporation, a corporation organized under the laws of the State of Nevada, which corporation is one of the general partners of Borrower pursuant to Borrower's Partnership Agreement having a fifty percent (50%) interest in Borrower.

               "Assignment and Assumption Agreement" means that certain Assignment and Assumption Agreement of even date herewith between the Second Bank Group, as Assignors, and Banks, as Assignees, with respect to the Second Loan Agreement and the Expansion Financing Documents (other than those terminated in connection with the Second Loan Agreement).

               "Assignment of HRN Master Lease Rents" shall mean the Assignment of HRN Master Lease Rents, dated November 19, 1984, executed by Tropicana Enterprises, as Borrower, and HRN, as Lessee, recorded November 20, 1984 in Book 2004, Instrument No. 1983550, Official Records of Clark County, Nevada.

               "Bank Disqualification" shall mean, with respect to any Bank,:

               (a)  the failure of that Bank timely to file
          pursuant to applicable Gaming Laws (i) any application requested of the Bank by any Gaming Board in connection with licensing required of that Bank as a lender to Borrower or (ii) any required application or other papers in connection with determination of the suitability of the Bank as a lender to Borrower;

               (b) the withdrawal by that Bank (except where requested or permitted by the Gaming Board) of any such application or other required papers; or

               (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that the Bank is "unsuitable" as a lender to Borrower, (ii) that the Bank shall be "disqualified" as a lender to Borrower or (iii) denying the issuance to the Bank of any license required under applicable Gaming Laws to be held by all lenders to Borrower.

               "Banking Day" shall mean any Monday, Tuesday,
     Wednesday, Thursday or Friday, other than a day on which banks are authorized or required to be closed in California, Arizona or New York.

               "Bankruptcy Code" shall mean the United States
     Bankruptcy Code, as amended, 11 U.S.C. 101 et seq.

               "Banks" shall have the meaning set forth in the Preamble of this A/R Loan Agreement.

               "Borrower" shall mean Tropicana Enterprises, a Nevada general partnership, its successors and permitted assigns.

               "Borrower's Partnership Agreement" shall mean the Amended and Restated Partnership Agreement entered into by and between Adamar and the Jaffe Group dated November 1, 1984, as amended by that certain letter agreement dated November 19, 1984, a First Amendment to Amended and Restated Partnership Agreement dated June 19, 1985, a letter agreement dated December 15, 1987, and a Second Amendment to Amended and Restated Partnership Agreement dated December 12, 1989.

               "Capital Proceeds" shall mean the net proceeds (after deducting all expenses incurred in connection therewith) available to Borrower from (i) partial or total condemnation or destruction of any part of the Premises,
     (ii) sales of easements, rights-of-way or similar interest in any portion of the Premises, (iii) insurance proceeds (other than rent insurance) received in connection with the Premises, which shall be distributed in the manner set forth in Section 7.2, (iv) the sale or other disposition of any portion of the Premises in accordance with the provisions of this A/R Loan Agreement (not including, however, any proceeds received by Borrower or HRN from a sale of FF&E if such FF&E is replaced by items of equivalent value and utility and so long as no Event of Default has occurred and is continuing, and (v) any other extraordinary receipt of proceeds with respect to the Collateral not in the ordinary course of business and treated, for accounting purposes, as capital in nature, excluding, however, any capital contribution or loan to Borrower contemplated by Borrower's Partnership Agreement.

               "Collateral" shall mean (i) all of the real and personal property, FF&E, contract rights, equipment leases and subleases, intangibles and other interests of Borrower and HRN which are subject to the lien and security interest of the Loan Documents; and (ii) any and all other property and/or intangible rights, interests or benefits inuring to or in favor of Borrower and/or HRN which are in any manner assigned, pledged, encumbered or otherwise hypothecated in favor of the Managing Agent or Banks to secure repayment of the Loans.

               "Collateral Assignment of HRN Equipment Leases" shall mean the Collateral Assignment of HRN Equipment Leases dated November 19, 1984 executed by HRN, as Debtor and Assignor, and recorded November 20, 1984 in Book 2024, Instrument No. 1983551, Official Records of Clark County, Nevada.

               "Collateral Assignment of Subleases" shall mean the Collateral Assignment of Subleases dated November 19,
     1984, executed by HRN as Debtor and Assignor.

               "Commitment Assignment and Acceptance" means a commitment assignment and acceptance substantially in the form of Exhibit A to the Other Loan Agreement.

               "Co-Agents" shall mean Bank One, Arizona, N A and Credit Lyonnais. The Co-Agents shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Bank.

               "Co-Managing Agent" shall mean Bankers Trust
     Company. The Co-Managing Agent shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Bank.

               "Deed of Trust" shall mean the Deed of Trust and Security Agreement With Assignment of Rents executed by Borrower as Trustor and Debtor and HRN as Additional Debtor dated November 19, 1984 and recorded November 24, 1984 in Book 2024, Instrument No. 1983548, Official Records of Clark County, Nevada, and Assignment of and Notice of Additional Advance Under Deed of Trust and Security Agreement With Assignment of Rents dated September 10, 1986 and recorded September 11, 1986 in
     Book 860911, Instrument No. 00268, Official Records of Clark County, Nevada, as amended by the First Amendment to Deed of Trust and Security Agreement with Assignment of Rents dated July 31, 1989 and recorded August 2, 1989 in Book 890802, Instrument No. 00398, Official Records of Clark County, Nevada, and as amended and restated concurrently herewith pursuant to the Second Amended and Restated Deed of Trust and Security Agreement with Assignment of Rents of even date herewith made by Borrower and HRN, as Trustor and Additional Trustor, in favor of Nevada Title Company, as Trustee, for the benefit of the Managing Agent, as Beneficiary.

               "Effective Date" shall mean the date upon which the Second Amended and Restated Deed of Trust is recorded in the Official Records of Clark County, Nevada.

               "Eligible Assignee" shall mean (a) another Bank,
     (b) with respect to any Bank, any Affiliate of that Bank,
     (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Bank hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that (I) each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 10.9 and
     (II) to the extent required under applicable Gaming Laws, each Eligible Assignee must be registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Boards.

               "Event of Default" shall mean any event or circumstance defined as an Event of Default pursuant to
     Section 6.1 hereof.

               "Existing Notes" means, collectively:

     (a) that certain Promissory Note, dated November 19, 1984, executed by Borrower in favor of the Original Bank Group in the principal amount of $67,500,000, as modified by a First Modification to Promissory Note dated September 10, 1986, executed by Borrower and First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California), Security Pacific National Bank and Australia & New Zealand Banking Group Limited and the related Endorsement attached thereto executed by Horizon Financial, F.A. assigning all of its right, title and interest therein to InterFirst Bank, Dallas, N.A., as amended; and

     (b) that certain Promissory Note in the principal sum of $10,462,653.83 dated September 10, 1986, executed by Borrower in favor of First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California), Security Pacific National Bank and Australia & New Zealand Banking Group Limited, as amended.

               "Expansion Financing" shall have the meaning set forth in Paragraph B of the Recitals of this A/R Loan
     Agreement.

               "Expansion Financing Documents" shall mean the documents and instruments more particularly described on Exhibit B hereto and as referenced in Recital paragraph B of this A/R Loan Agreement.

               "FF&E" shall mean any furniture, fixtures and equipment and other items described in the Financing Statements which have been installed or are in the future installed and used in connection with the Premises and the Hotel/Casino Operation.

               "FF&E Leases" shall mean all leases of FF&E subject to the Collateral Assignment of HRN Equipment
     Leases.

               "Gaming Board" shall mean, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board and (c) any other Governmental Authority that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and HRN.

               "Gaming Laws" shall mean all laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower or HRN.

               "Governmental Authority" shall mean any federal, state, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Premises, or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature herein contained.

               "Hotel/Casino Operation" shall mean the hotel and casino business and related activities conducted on the Premises and carried on under the style and name of Tropicana Hotel and Casino.

               "Hazardous Materials" shall mean substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., the
     Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such laws are amended from time to time.

               "Hazardous Materials Laws" shall mean all laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real
     Property.

               "Hotel/Casino Operator" shall mean the Person conducting the Hotel/Casino Operation. As of the Effective Date, the Hotel/Casino Operator is HRN, acting under the HRN Master Lease.

               "HRN" shall mean Hotel Ramada of Nevada, a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, which corporation is (i) currently the lessee of the Premises from Borrower under the HRN Master Lease, and
     (ii) currently the operator of the Hotel/Casino Operation.

               "HRN Master Lease" shall have the meaning set forth in paragraph C of the Recitals of this A/R Loan
     Agreement.

               "HRN Master Lease Estoppel Certificate" shall mean an estoppel certificate duly executed by HRN and Borrower wherein each certifies and represents to the Managing Agent and Banks as of the Effective Date that:
     (i) the HRN Master Lease represents the entire agreement between the parties thereto; (ii) that the HRN Master Lease has not been modified, supplemented or amended except as defined herein; and (iii) to the extent of the actual knowledge of lessor and to the best knowledge of lessee there are no defaults presently existing or continuing under any of the terms and provisions of the HRN Master Lease or the 1972 Lease as defined in the first paragraph of the HRN Master Lease.

               "HRN Master Lease Subordination Affirmation" shall mean the agreement to be executed by Borrower and HRN affirming that at all times during the life of the Loans the HRN Master Lease shall be subordinate to the encumbrance lien of the Deed of Trust, and each of the other Loan Documents.

               "Indebtedness" of any Person includes all obligations, contingent or otherwise, which in accordance with generally accepted accounting principles ("GAAP") should be classified upon such Person's balance sheet as liabilities, but in any event including liabilities secured by any lien existing on property owned or acquired by such Person or a subsidiary thereof (whether or not the liability secured thereby shall have been assumed), obligations which have been or under GAAP should be capitalized for financial reporting purposes, and all guaranties, endorsements, and other contingent obligations with respect to Indebtedness of others, including, but not limited to, any obligations to acquire any of such indebtedness to purchase, sell, or furnish property or services primarily for the purpose of enabling such other person to make payment of any such Indebtedness, or otherwise to assure the owner of any of such Indebtedness against loss with respect thereto.

               "Jaffe Group" shall mean those individuals and entities defined as the Jaffe Group in Borrower's
     Partnership Agreement, who are general partners of Borrower having an aggregate fifty percent (50%) interest in Borrower.

               "Jaffe Subordination Affirmation" shall mean the agreement to be executed by Borrower and Eugene Jaffe and Elsie Jaffe as Co-Trustees under Trust A and the Residuary Trust affirming that the Deed of Trust and Financing Statements in favor of the Jaffe Group shall remain subordinated at all times during the life of the Loans to the encumbrance lien of the Deed of Trust and the other Loan Documents.

               "Lead Managers" shall mean each of Societe
     Generale and Midlantic Bank, N.A.. The Lead Managers shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Bank.

               "Loans" shall mean the loans contemplated by
     Section 2.1 hereof and evidenced by the Notes.

               "Loan Documents" shall mean this A/R Loan
     Agreement, the Notes, the Deed of Trust, and each of the other Expansion Financing Documents (other than the Expansion Financing Documents which were cancelled and released pursuant to Section 2.4 of the Second Loan Agreement), and each other instrument, document and agreement now or hereafter executed with or in favor of the Banks or the Managing Agent in connection with this A/R Loan Agreement.

               "Managing Agent" shall mean Bank of America
     National Trust and Savings Association, when acting in its capacity as the Managing Agent under any of the Loan
     Documents, or any successor Managing Agent.

               "Managing Agent's Office" shall mean the Managing Agent's address as set forth on the signature pages of this Agreement, or such other address as the Managing Agent hereafter may designate by written notice to Borrowers and the Banks.

               "Note" shall mean any of the promissory notes made by Borrower to a Bank evidencing that Bank's Pro Rata Share of the Loans, substantially in the form of Exhibit "C" hereto, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

               "Original Bank Group" shall mean a syndicate of lenders for which First Interstate Bank of Nevada, N.A. acted as administrator. While various lenders were members of this syndicate from time to time, (a) as of the making of the First Loan, the Original Bank Group consisted of First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, California Canadian Bank, InterFirst Dallas, N.A. and Horizon Financial, F.A., and
     (b) as of the making of the Second Loan, the Original Bank Group consisted of First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California), Security Pacific National Bank and Australia and New Zealand Banking Group, Limited.

               "Other Loan Agreement" shall mean that certain Reducing Revolving Loan Agreement of even date herewith among Aztar Corporation, a Delaware corporation, Adamar of New Jersey, Inc., a New Jersey corporation ("ANJI"), Ramada Express, Inc., a Nevada corporation ("REI"), the lenders party thereto, Societe Generale and Midlantic Bank, N.A., as Lead Managers, Bank One, Arizona, N A and Credit Lyonnais, as Co-Agents, Bankers Trust Company, as Co-Managing Agent, and Bank of America National Trust and Savings Association, as Managing Agent, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

               "Permitted Encumbrances" shall mean, at any particular time, (i) liens for taxes, assessments or governmental charges not then due and payable or not then delinquent, (ii) liens for taxes, assessments or governmental charges the validity of which are being contested in good faith by Borrower by appropriate proceedings, provided that Borrower shall have maintained adequate reserves with respect thereto, (iii) liens created or contemplated by the Deed of Trust and the other Loan Documents, (iv) the liens, encumbrances and restrictions on the Real Property which appear in Schedule B, Part I and II of the Title Insurance Policy at the Effective Date, (v) liens in favor of the Managing Agent for the benefit of Banks or consented to in writing by the Requisite Banks, including, without limitation, as permitted in Section 5.12, (vi) easements, licenses or rights-of-way, hereafter granted to any Governmental Authority or public utility providing services to the Premises, (vii) mechanic's, materialmen's and similar liens that are being contested in the manner provided in the Loan Documents or are otherwise permitted hereunder,
     (viii) purchase money security interests for FF&E heretofore or hereafter acquired (subject to the limitations set forth in Section 5.1 with respect to FF&E that is acquired hereafter), and (ix) liens of legally valid leases for FF&E heretofore or hereafter acquired (subject to the limitations of Section 5.1 hereof with respect to FF&E that is hereafter acquired).

               "Person" shall mean any individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

               "Premises" shall mean the Real Property and all improvements or property, both personal and real which now are or hereafter are situated upon the Real Property or used in connection with the Hotel/Casino Operation.

               "Pro Rata Share" shall mean, with respect to each Bank, the percentage of the Commitment set forth opposite the name of that Bank on Schedule 1.1 to this Agreement, as such percentage may be increased or decreased pursuant to a Commitment Assignment and Acceptance executed in accordance with Section 10.3.

               "Real Property" shall have the meaning set forth in paragraph A of the Recitals of this A/R Loan Agreement.

               "Requisite Banks" shall mean Banks holding Notes evidencing in the aggregate 65% or more of the aggregate
     Indebtedness then evidenced by the Notes.

               "Second Amended and Restated Deed of Trust" shall mean the Second Amended and Restated Deed of Trust and Security Agreement with Assignment of Rents in the form of Exhibit "D" hereto.

               "Second Bank Group" shall mean a syndicate of lenders for which First Interstate Bank of Nevada, N.A. acted as administrator. While various lenders were members of this syndicate from time to time, as of the acquisition of the rights of the Original Bank Group under the Expansion Financing Documents, the Second Bank Group consisted of First Interstate Bank of Nevada, N.A. and The Valley National Bank of Arizona.

               "Subordination Affirmations" shall mean
     collective reference to the Jaffe Subordination
     Affirmation and HRN Master Lease Subordination
     Affirmation.

               "Title Insurance Company" shall mean
     Commonwealth Land Title Insurance Company and its issuing agent Nevada Title Company, 3320 West Sahara, Suite 200, Las Vegas, Nevada, 89102, together with such reinsurers with direct access as are requested by Borrower and approved by the Managing Agent or other title insurance company or companies as may be acceptable to the Managing Agent.

               "Title Insurance Policy" shall mean the ALTA
     Extended Coverage Lender's Policy of Title Insurance issued by Commonwealth Land Title Insurance Company, Policy No. 84-07-311 RM dated November 24, 1984, together with all indorsements attached thereto.

               "Tropicana Enterprises" shall mean Tropicana
     Enterprises, a general partnership organized under the laws of the State of Nevada, which partnership is composed of Adamar and the Jaffe Group.

               "Upfront Fee" shall mean a non-refundable fee payable to each Bank in consideration of the amendments and modifications as set forth in this A/R Loan Agreement in an set forth in the written invitation letter agreement among Borrower and that Bank.

          Section 1.2  Interpretation and Construction.  In
this A/R Loan Agreement, unless the context otherwise requires:

          (i)       Articles and Sections mentioned by
number only are the respective Articles and Sections of this A/R Loan Agreement as so numbered;

         (ii)       Words importing a particular gender
mean and include every other gender, and words importing the singular number mean and include the plural number and vice versa;

        (iii)       Words importing persons mean and
include firms, associations, partnerships (including limited partnerships), societies, trusts, corporations or other legal entities, including public or governmental bodies, as well as natural persons;

         (iv)       Any headings preceding the texts of
the several Articles and Sections of this A/R Loan
Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this A/R Loan Agreement, nor shall they affect its meaning, construction or effect;

          (v)       If any clause, provision or Section of
this A/R Loan Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any of the remaining provisions hereof;

         (vi)       The terms "herein", "hereunder",
"hereby", "hereto", "hereof" and any similar terms as used herein refer to this A/R Loan Agreement; the term
"heretofore" means before the date of execution of this A/R Loan Agreement; and the term "hereafter" means after the date of the execution of this A/R Loan Agreement;

        (vii)       This A/R Loan Agreement and all
matters relating hereto shall be governed by and construed and interpreted in accordance with the laws of the State of Nevada;

       (viii)       If any clause, provision or Section of
this A/R Loan Agreement shall be determined to be apparently contrary to or conflicting with any other clause, provision or Section of this A/R Loan Agreement, then the clause, provision or Section containing the more specific provisions shall control and govern with respect to such apparent conflict; and

         (ix)       Except where a different standard is
expressly indicated in this A/R Loan Agreement, all items requiring the consent or approval of the Managing Agent, Banks or Borrower shall be construed as providing that such consent or approval may not be unreasonably withheld or delayed.


                           ARTICLE 2
            AMOUNT, TERMS AND SECURITY OF THE LOANS

          Section 2.1 The Loans. Banks have acquired the Loans made under the Original Loan Agreement and the Second Loan Agreement pursuant to the Assignment and Assumption Agreement, and Borrower is obligated to repay the Loans to Banks. Borrower confirms that, as of the Effective Date, the aggregate principal amount of the outstanding Loans is Seventy-Two Million Six Hundred Ninety-Two Thousand Six Hundred Fifty-Three and 86/100 Dollars ($72,692,653.86). Each Bank holds a proportionate interest in the Loans which is equal to its Pro Rata Share of the Loans. Borrower may not reborrow any amounts repaid or prepaid on the Notes, except that Capital Proceeds shall not be deemed as being prepaid or repaid if Borrower meets the requirements contained in Section 7.2 hereof, in which case such Capital Proceeds shall be applied and disbursed in accordance with Section 7.2 hereof.

          Section 2.2  The Notes.  The rate or rates of
interest accruing with respect to the Loans, and the terms of repayment and maturity date of the Loans are contained in and are evidenced by the Notes.

          Section 2.3 Security for the Loans. As security for the due and punctual payment and performance of the Notes the Managing Agent shall hold the Deed of Trust and the Expansion Financing Documents for the benefit of Banks, save and except for those of the Expansion Financing Documents cancelled pursuant to Section 2.4 of the Second Loan Agreement. Without limitation on the foregoing, the Collateral Assignment of Subleases, the Collateral Assignment of HRN Equipment Leases and the Assignment of HRN Master Lease Rents shall continue in full force and effect and shall be deemed amended so that they secure the Notes referred to herein.

          Section 2.4 Upfront Fee. Concurrently with the execution and delivery of this A/R Loan Agreement, Borrower shall pay Upfront Fees for each Bank to the Managing Agent for the account of Banks. The Upfront Fees are earned as of the Effective Date and are not refundable under any circumstance.

                           ARTICLE 3
                     CONDITIONS PRECEDENT

          The effectiveness of this A/R Loan Agreement is contingent upon Managing Agent first having received prior to or simultaneously with the execution and delivery of this A/R Loan Agreement, in each case in form and substance reasonably satisfactory to Banks, the following:

          Section 3.1  The Loan Documents.  Original
counterparts of each of the Expansion Financing Documents (other than those terminated in connection with the execution and delivery of the Second Loan Agreement), and all assignments, endorsements and other documents and instruments necessary for the transfer of all right, title and interest in and to the Expansion Financing Documents and the Loans shall have been executed and delivered and, where necessary, recorded, vesting the Managing Agent and the Banks with a 100% interest in and to each of the Expansion Financing Documents and the Loans.

          Section 3.2  The Deed of Trust.  The Second Amended
and Restated Deed of Trust duly executed by Borrower and HRN as Trustor and Additional Trustor.

          Section 3.3 Assignment and Assumption Agreement; Assignment of Deed of Trust; UCC-2. The Assignment and Assumption Agreement, an assignment of the Deed of Trust (as amended prior to the date hereof) and a Uniform Commercial Code Financing Statement Assignment executed by the Second Bank Group in favor of the Managing Agent for the benefit of the Banks.

          Section 3.4 The Notes. A Note duly executed by Borrower in favor of each Bank in a principal amount equal to that Bank's Pro Rata Share of the Loans, to be delivered against surrender of the Existing Notes to the Borrower marked "Replaced by Notes issued pursuant to Second Amended and Restated Loan Agreement."

          Section 3.5  The HRN Master Lease.  A certified and
true copy of the HRN Master Lease, executed by HRN and Borrower together with all amendments thereto.

          Section 3.6  HRN Master Lease Estoppel Certificate.
The HRN Master Lease Estoppel Certificate duly executed by the respective parties thereto.

          Section 3.7  Partnership Estoppel Certificate.   An
estoppel certificate duly executed by Adamar and the Jaffe Group on behalf of Borrower, in connection with Borrower's Partnership Agreement to the effect that there are no material and adverse defaults existing under the terms, conditions, covenants and agreements in Borrower's Partnership Agreement, and that all prior partnership agreements between Adamar and the Jaffe Group and all amendments, modifications and supplements thereto have been superseded by Borrower's Partnership Agreement.

          Section 3.8 Authority of Borrower and HRN. Evidence of the corporate or other requisite authority of Borrower and HRN to execute the documents, instruments, guaranties and certificates required by them to be executed under the terms of this A/R Loan Agreement.

          Section 3.9 Opinion of Counsel. An opinion from counsel(s) of Borrower, Adamar and HRN (hereinafter the "Clients") dated as of the Effective Date, to the effect that
(i) each Client has the full power and requisite corporate or other authority necessary for the execution, delivery and performance of their respective obligations under the Second Amended and Restated Deed of Trust, the A/R Loan Agreement, the Notes and any other document, agreement, certificate or instrument executed by them in connection with the A/R Loan Agreement, (ii) this A/R Loan Agreement and the Second Amended and Restated Deed of Trust and the Notes executed by a Client is valid and binding upon such Client, and enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, reorganization and other laws of general application relating to or affecting the enforcement of creditors' rights and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and also except that certain provisions of the Second Amended and Restated Deed of Trust may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Second Amended and Restated Deed of Trust, and the Loan Documents contain adequate provisions for enforcing payment of all monetary obligations of the Trustor secured by the Deed of Trust and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by applicable laws, (iii) each Client has duly authorized the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed on its part by this A/R Loan Agreement and the Deed of Trust and any other document, agreement certificate and instrument executed by it in connection with the A/R Loan Agreement, (iv) the representations and warranties of each Client in Section 4.2 are, to the best knowledge of such counsel, after due inquiry and investigation, true and correct, (v) the Second Amended and Restated Deed of Trust has been fully executed and delivered and will, when recorded in the office of the County Recorder of Clark County, Nevada, continue to secure the Notes and Borrower's performance under the terms of this A/R Loan Agreement, and (vi) the representations and warranties of each Client in the first sentence of Section 4.6 are, to the best knowledge of such counsel, after due inquiry and investigation, true and correct.

          Section 3.10 Title Insurance Indorsements. The written commitment of the Title Company that it shall issue its ALTA Lender's form 110.5 Indorsement in favor of the Managing Agent for the benefit of the Banks with respect to the Title Insurance Policy showing the Deed of Trust as having a priority identical to the priority enjoyed by the Second Bank Group.

          Section 3.11 Payment of Taxes. Affidavits, certifi-cates, paid bills or other documents, evidencing that all past and current real and personal property taxes and assessments which are presently due and payable applicable to the Premises, have been paid in full.

          Section 3.12 Insurance. Original certificates of insurance and loss-payable endorsements in favor of the Managing Agent for the benefit of the Banks, required by
Section 5.10 hereof, accompanied by affidavits, certificates, paid bills or other documents evidencing that all premium payments are current.

          Section 3.13 Reimbursement for Expenses and Fees. Reimbursement of the Managing Agent by Borrower for all reasonable fees and out-of-pocket expenses incurred by the Managing Agent in connection with the A/R Loan Agreement, including, but not limited to, escrow charges, title insurance premiums, recording fees, attorney's fees, and all other like expenses remaining unpaid as of the Effective Date.

          Section 3.14  Borrower's Partnership Agreement.  A
certified true copy of the Borrower's Partnership Agreement, together with all amendments thereto.

          Section 3.15  Borrower's Fictitious Business Name
Certificate. A certified true copy of the fictitious business name certificate duly executed by Borrower and filed in the office of the clerk of Clark County, Nevada.

          Section 3.16  Partnership Resolution.  Original
Partnership Resolution authorizing Adamar to execute all documents to be executed pursuant to this A/R Loan Agreement on behalf of Borrower which Partnership Resolution shall be signed by Adamar and each member of the Jaffe Group.

          Section 3.17 Corporate Resolution for Adamar. Original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of Adamar and attested to by its President, Vice President, or Treasurer authorizing Adamar as one of the General Partners of Borrower to enter into all documents and agreements to be executed by Borrower pursuant to this A/R Loan Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of the corporation.

          Section 3.18 Corporate Documentation for HRN. Original Certificate of Corporate Resolution and Certificate of Incumbency executed by the Secretary of HRN and attested to by its President, Vice President, or Treasurer authorizing HRN to enter into all documents and agreements to be executed by HRN pursuant to this A/R Loan Agreement and further authorizing and empowering the officer or officers who will execute such documents and agreements with the authority and power to execute such documents and agreements on behalf of the corporation.

          Section 3.19 Financial Statements. Financial Statements of Borrower and HRN for the last fiscal year or part thereof, where applicable, together with a certificate from the Controller or Treasurer of Adamar, on behalf of Borrower, and from the Controller or Treasurer of HRN, all of which certificates shall be to the effect that the financial condition of Borrower and HRN has not materially adversely changed since the date of the financial statements previously given to Banks, except as disclosed to Banks in writing as of the Effective Date.

          Section 3.20  Jaffe Subordination Affirmation.  Duly
executed original Jaffe Subordination Affirmation in a form for recordation in the Clark County, Nevada, Official Records.

          Section 3.21  Subordination Affirmation of HRN Master
Lease. Original HRN Master Lease Subordination Affirmation duly executed by HRN and Borrower in a form for recordation in the Clark County, Nevada, Official Records.

          Section 3.22  Upfront Fee.  Evidence that Borrower
has paid the Upfront Fee to the Managing Agent for the account of the Banks.

          Section 3.23 Amendments to Expansion Financing Documents. Amendments in recordable form to the Collateral Assignment of HRN Equipment Leases and the Collateral Assignment of Subleases, the Collateral Assignment reflecting their assignment to the Managing Agent for the benefit of the Banks which are in form and substance acceptable to the Managing Agent.

          Section 3.24  Additional Documents.  Such additional
documents, affidavits, certificates and opinions as Banks may reasonably require to insure compliance with this A/R Loan
Agreement.

                           ARTICLE 4
                REPRESENTATIONS AND WARRANTIES

          To induce the Managing Agent and Banks to enter into this A/R Loan Agreement and to hold the Loans hereunder, Borrower and HRN as set forth below, make the following representations and warranties:

          Section 4.1 Organization; Power and Authorization. Borrower is a general partnership duly organized and validly existing under the laws of the State of Nevada. Each of Adamar and HRN is a corporation duly organized and validly existing under the laws of the State of Nevada. Each of Borrower, Adamar and HRN (i) is authorized to do business in the jurisdictions in which its ownership of property or conduct of business legally requires such authorization, (ii) has all requisite power, authority and legal right to execute and deliver any document, agreement or certificate to which it is a party or by which it is bound in connection with the Loans, to consummate the transactions and perform its obligations hereunder and thereunder, and to own their respective properties and assets and to carry on and conduct its business as presently conducted or proposed to be conducted, and
(iii) has taken all necessary action to authorize the execution, delivery and performance of this A/R Loan Agreement, the Deed of Trust, and the other Loan Documents to which it is a party or by which it is bound and to consummate the transactions contemplated hereunder and thereunder.

          Section 4.2 No Conflict With, Violation of or Default Under Laws or Other Agreements. Neither the execution and delivery of this A/R Loan Agreement, the Deed of Trust, the Subordination Affirmations, or any other document, agreement, certificate or instrument to which Borrower and/or HRN is a party or by which they or either of them is bound in connection with the Loans, nor the consummation of the transactions contemplated hereunder or thereunder, or the compliance with or performance of the terms and conditions herein or therein, is prevented by, limited by, conflicts in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of its property or assets by virtue of, the terms, conditions or provisions of
(i) the Borrower's Partnership Agreement, (ii) any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which it is a party or by which it is bound, or (iii) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

          Section 4.3 Litigation. Except as disclosed to Banks in writing prior to the Effective Date, to the best knowledge of Borrower and HRN, after due inquiry and investigation, there is no action, suit, proceeding, inquiry, hearing or investigation pending or threatened, in any court of law or in equity, or before any Governmental Authority, wherein an unfavorable determination, decision, decree, ruling or finding would (i) result in any material adverse change in the Premises or in its business, financial condition, properties or operations, (ii) materially adversely affect the transactions contemplated by this A/R Loan Agreement and the other Loan Documents and its ability to perform its obligations hereunder and thereunder, or (iii) materially adversely affect the validity or enforceability of this A/R Loan Agreement and the other Loan Documents. For purposes of this Section 4.3, any action, suit, proceeding, inquiry, hearing or investigation involving monetary amounts in excess of One Million and No/100 Dollars ($1,000,000.00), which are not covered by adequate insurance to the Requisite Banks' reasonable satisfaction, shall be deemed to be material. To the best knowledge of Borrower and HRN, after due inquiry and investigation, it is not in violation of or default with respect to any order, writ, injunction, decree or demand of any such court or Governmental Authority.

          Section 4.4 Agreements Legal, Binding, Valid and Enforceable. This A/R Loan Agreement, the Notes, the Deed of Trust, the Assignment of HRN Master Lease Rents, and all other Loan Documents have been executed and delivered by Borrower and/or HRN, respectively, in connection with the Loans and constitute legal, valid and binding obligations of Borrower and/or HRN, respectively, enforceable against Borrower and HRN, respectively, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, reorganization and other laws of general application relating to or affecting the enforcement of creditors' rights and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and also except that certain provisions of the Deed of Trust may be unenforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of the Deed of Trust and the Deed of Trust contains adequate provisions for enforcing payment of all monetary obligations of the Trustor secured by the Deed of Trust and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by applicable law.

          Section 4.5 Information and Financial Data Accurate; Financial Statements; No Adverse Change. All information and financial and other data previously furnished by Borrower, HRN and Adamar, respectively, in the financial statements referred to in Section 3.19 hereof is true, correct and complete as of the date thereof, and there has been no material adverse change with respect thereto to the date of this A/R Loan Agreement since the dates thereof. No information has been omitted which would make the information previously furnished in such financial statements to Banks misleading or incorrect in any material respect to the date of this A/R Loan Agreement. Any and all financial statements heretofore furnished to Banks by Borrower, HRN and Adamar, respectively, pursuant to
Section 3.19 hereof, (i) present fairly the financial position of the entity to which they relate as at their respective dates and the results of operations and changes in financial position for the periods to which they apply, and (ii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. Since the date of the financial statements referred to in this Section 4.5 to the date of this A/R Loan Agreement there has been no material adverse change in the financial condition, assets, liabilities, business or operations of Borrower, HRN and Adamar, except as disclosed to Banks in writing as of the Effective Date.

          Section 4.6 Governmental Approvals. All timely consents, approvals, orders or authorizations of, or registrations, declarations or filings with any Governmental Authority which may be required in connection with the valid execution and delivery of this A/R Loan Agreement and the other Loan Documents by Borrower, Adamar and/or HRN, and the carry-out or performance of any of the transactions required or contemplated hereunder, or thereunder, by Borrower and/or HRN, have been obtained or accomplished and are in full force and effect, or can be obtained by Borrower.

          Section 4.7 Payment of Taxes. Borrower and HRN have duly filed or caused to be filed all federal, state and local tax reports and returns which are required to be filed by it and has paid or made provisions for the payment of, all taxes, assessments, fees and other governmental charges which have or may have become due pursuant to said returns, or otherwise pursuant to any assessment received by Borrower and/or HRN, except such taxes, if any, as are being contested in good faith by Borrower and/or HRN by appropriate proceedings and for which Borrower and/or HRN have maintained adequate reserves with Managing Agent for the payment thereof.

          Section 4.8 Title to Properties. Borrower and HRN each have good and marketable title to (i) all of its properties and assets reflected in the financial statements referred to in Section 3.19 hereof as owned by it (except those properties and assets disposed of since the date of said financial statements in the ordinary course of business or those properties and assets which are no longer used or useful in the conduct of its business), and (ii) all properties and assets acquired by it subsequent to the date of the financial statements referred to in Section 3.19 hereof.

          Section 4.9 No Untrue Statements. All statements, representations and warranties made by Borrower and/or HRN, respectively, in this A/R Loan Agreement, any other Loan Document and any other agreement, document certificate or instrument furnished or to be furnished by Borrower and/or HRN, respectively, to the Managing Agent or Banks under this A/R Loan Agreement, (i) are true, correct and complete in all material respects, at the time they were made and on and as of the Effective Date, (ii) do not contain any untrue statement of a material fact, and (iii) do not omit to state a material fact necessary in order to make the information contained herein or therein not misleading or incomplete. Borrower and HRN, respectively, understand that all such statements, representations and warranties shall be deemed to have been relied upon by the Managing Agent and Banks as a material inducement to hold the Loans.

          Section 4.10 Brokerage Commissions. Except as previously disclosed to Banks, no person is entitled to receive any brokerage commission, finder's fee or similar fee or payment in connection with the consummation of the transactions contemplated by this A/R Loan Agreement. No brokerage or other fee, commission or compensation is to be paid by the Managing Agent or Banks with respect to the transactions contemplated hereby, and Borrower agrees to indemnify Managing Agent and Banks against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, reasonable attorney's fees incurred by Managing Agent or Banks in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

          Section 4.11 No Defaults. Neither HRN nor Borrower is in violation of or in default with respect to any applicable laws and/or regulations which materially and adversely affect the Premises or the business, financial condition, property or operations of the Hotel/Casino Operation. Neither HRN nor Borrower is in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material and adverse respect under any indenture, evidence of Indebtedness, loan or financing agreement or other agreement or instrument of whatever nature to which it is a party or by which it is bound (except for any defaults previously brought to Banks' attention, for which Borrower has received a waiver from Banks), a default under which might have consequences that would materially adversely affect the Premises or the business, financial condition, properties or operations of the Hotel/Casino Operation.

          Section 4.12  HRN Master Lease; Borrower's
Partnership Agreement; and Policies of Insurance. Each of the copies of the HRN Master Lease, Borrower's Partnership Agreement, and the Certificates of Insurance relating to the Premises delivered to Managing Agent by Borrower (i) is a true, correct and complete copy of the respective original thereof as in effect on the date hereof, and no amendments or modifications of any of said documents or instruments not included in such copies have been made, and (ii) has not been terminated and is in full force and effect. Neither HRN nor Borrower is in default in the observance or performance of its obligations under said documents and instruments, and each of HRN and Borrower has done all things required to be done as of the date of this A/R Loan Agreement to keep unimpaired their respective rights thereunder.

          Section 4.13  Tradenames and Servicemarks.  All
material tradenames, trademarks and servicemarks used in connection with the Premises and the Hotel/Casino Operation are described on Exhibit "E" hereto.


                           ARTICLE 5
                 COVENANTS OF BORROWER AND HRN

          To induce Managing Agent and Banks to enter into this A/R Loan Agreement and to hold the Loans hereunder, Borrower covenants to Managing Agent and Banks as follows and to further induce Managing Agent and Banks to enter into this A/R Loan Agreement, HRN joins in such covenants where specifically set forth hereinbelow:

          Section 5.1  FF&E.  Borrower and/or HRN have
furnished and equipped the Premises with the FF&E. All FF&E that is purchased and installed in the Premises is owned by Borrower or HRN free and clear of any liens, encumbrances or claims, other than (i) Permitted Encumbrances and (ii) liens created by the Deed of Trust and the other Loan Documents. Neither Borrower nor HRN shall execute or be parties to any leases or purchase agreements of FF&E entered into after the date of execution of this A/R Loan Agreement for FF&E having a deferred principal balance at any time in the aggregate in excess of Seven Million and No/100 Dollars ($7,000,000.00), it being understood that, for purposes of this limitation, the stipulated loss value of any FF&E that is leased by Borrower or HRN shall constitute the deferred principal balance attributable to such leased FF&E. If Borrower or HRN should sell, transfer, convey or otherwise dispose of any FF&E and not replace such FF&E with purchased items of equivalent value and utility or replace said FF&E with leased FF&E of equivalent value and utility, Borrower shall be required to immediately reduce the outstanding principal balance of the Loans by the amount of the Capital Proceeds of the FF&E so disposed of, subject, however, to the right of Managing Agent to verify to its reasonable satisfaction the amount of said Capital Proceeds; in the event the Requisite Banks and Borrower do not agree as to the value of the purchased FF&E disposed of and the amount of the Capital Proceeds, then Borrower, at its sole cost and expense, shall obtain a written appraisal from an appraiser reasonably satisfactory to the Requisite Banks, setting forth said values and amounts, and Banks agree to accept the results of said appraisal.

          Section 5.2 Hotel/Casino Operator. At all times during the life of the Loans, the Hotel/Casino Operation shall be conducted by HRN or such other Hotel/Casino Operator as may be first approved in writing by the Requisite Banks, which approval shall not unreasonably be withheld. Provided, however, that the Requisite Banks may, in their sole and absolute discretion, require as a condition of their approval of any successor Hotel/Casino Operator, that such successor Hotel/Casino Operator assume each duty, responsibility and obligation of HRN hereunder and under each of the Loan Documents and the Deed of Trust and execute any documents and instruments as may be necessary, in the reasonable opinion of the Requisite Banks, to assure Banks that their position with respect to the Premises, the Hotel/Casino Operation and the Collateral remains as presently structured and is not adversely affected.

          Section 5.3  Permits; Licenses and Legal
Requirements. Borrower and the Hotel/Casino Operator shall comply with and keep in full force and effect, as and when required, all permits, licenses and approvals obtained from any Governmental Authorities which are required for the operation and use of the Premises as a first class hotel/casino facility. Borrower shall comply with all material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities, and with all recorded restrictions affecting the Premises.

          Section 5.4  Protection Against Lien Claims.
Borrower shall promptly pay and discharge all claims and liens for labor done and materials and services supplied and furnished in connection with the Premises in accordance with this Section 5.4. If any mechanic's lien or materialman's lien for an aggregate amount in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) shall be recorded, filed or suffered to exist against the Premises or any interest therein by reason of work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with the Premises, said lien or claim shall be paid, released and discharged of record within sixty (60) days after the filing or recording thereof, or Borrower shall have caused said mechanic's lien or materialman's lien to be released of record pursuant to the provisions set forth in the Nevada Revised Statutes 108.2413, et. seq., within ninety (90) days of the date of the recordation of the mechanic's lien or materialman's lien in the office of the County Recorder of Clark County, Nevada. If any mechanic's lien or materialman's lien for an aggregate amount of One Hundred Thousand and No/100 Dollars ($100,000.00) or less shall be recorded or filed against the Premises, Borrower and/or HRN shall have the right to contest such lien or liens in good faith by appropriate proceedings.

          Section 5.5  Preservation of Partnership Status.  At
all times throughout the term of the Loans, Borrower shall continue to be a Nevada general partnership.

          Section 5.6  No Change in Character of Business.  At
all times throughout the term of the Loans, the Premises shall be operated as a first class hotel and casino facility in the manner and style as presently conducted.

          Section 5.7  Preservation and Maintenance of
Properties and Assets. At all times throughout the term of the Loans, (i) Borrower and HRN, or other Hotel/Casino Operator, shall operate, maintain and preserve all rights, privileges, franchises, licenses and other properties and assets necessary to conduct the Hotel/Casino Operation at the Premises, in accordance with all applicable governmental laws, ordinances, approvals, rules and regulations and requirements, including, but not limited to, zoning, sanitary, pollution, building, environmental and safety laws and ordinances, rules and regulations promulgated thereunder, and (ii) Borrower and HRN, or other Hotel/Casino Operator, shall not consolidate with, remove, demolish, materially alter, discontinue the use of, sell, transfer, assign, hypothecate or otherwise dispose of to any Person, any part of the Premises or the Collateral necessary for the continuance of the Hotel/Casino Operation at the Premises, as presently conducted, other than in the normal course of business or as otherwise permitted pursuant to this A/R Loan Agreement with respect to FF&E.

          Section 5.8 Repair of Properties and Assets. At all times throughout the term of the Loans, Borrower and HRN, or other Hotel/Casino Operator shall, at their own cost and expense, (i) maintain, preserve and keep in a manner consistent with the highest hotel and gaming casino operating practices applicable to a first class hotel/casino operation, the Premises, the Hotel/Casino Operation, the Collateral and all FF&E owned or leased by Borrower and/or HRN, or other Hotel/Casino Operator, in good and substantial repair, working order and condition, ordinary wear and tear excepted, (ii) from time to time, make or cause to be made, all necessary and proper repairs, replacements, renewals, improvements and betterments thereto, and (iii) from time to time, make such substitutions, additions, modifications and improvements as may be necessary and as shall not impair the structural integrity, operating efficiency and economic value of the Premises or the Collateral. All alterations, replacements, renewals, or additions made pursuant to this Section 5.8 shall become and constitute a part of said assets and property and subject, inter alia, to the provisions of Section 5.1 and subject to the lien of the Deed of Trust.

          Section 5.9  Financial Statements; Reports and Books
and Records.

          (i)       At all times throughout the term of
the Loans, Borrower and HRN shall keep and maintain complete and accurate books and records in accordance with generally accepted accounting principles, consistently applied. Borrower and HRN shall permit Banks and any authorized representatives of Managing Agent and of Banks to have reasonable access to and to inspect, examine and make copies of the books and records, any and all accounts, data and other documents of Borrower and HRN at all reasonable times upon the giving of reasonable notice of such intent. In addition, in the event that any default, adverse litigation or material adverse change occurs in the financial condition of Borrower and/or HRN, then Borrower and/or HRN shall promptly notify Managing
Agent and Banks of such occurrence.

         (ii)       Company prepared unaudited financial
statements of Borrower, Adamar, and HRN shall be submitted to Managing Agent and each Bank within 60 days after the end of each fiscal quarter. Annual unaudited financial statements of Borrower shall be submitted to Managing
Agent and each Bank by May 1st of each calendar year.
Annual audited financial statements of Adamar, and HRN, together with all consolidating statements, shall be submitted by Borrower and HRN to Managing Agent and each Bank by May 1st of each calendar year which audited statements shall be certified by Coopers & Lybrand or any other firm of independent certified public accountants satisfactory to the Requisite Banks. A copy of the annual audited financial statements in form and content as required by the State Gaming Control Board
(NGC-GCB Reg. 6) shall be forwarded to each Bank within fifteen (15) days of the date such reports are submitted to the Gaming Control Board, together with a copy of the auditor's letter to management accompanying such reports, if any. Borrower, Adamar and HRN shall supply such additional information and detail as to any item or items contained on any such statement that the Requisite Banks may require. All such information will be prepared in accordance with generally accepted accounting principles.

        (iii)       Throughout the term of the Loans,
Borrower and HRN shall furnish to Managing Agent and Banks any other financial information reasonably requested by any Bank.

          Section 5.10  Insurance.  Borrower shall obtain, or
cause to be obtained, and shall maintain or cause to be maintained, at all times throughout the term of the Loans, at its own cost and expense, and shall deposit with Managing Agent for the benefit of Banks:

               (a) Policies or certified copies of policies of fire, earthquake (to the extent earthquake insurance is available at commercially reasonable rates and is generally maintained by hotels/casinos located in Las Vegas, Nevada), flood (if available through the Federal Emergency Management Act) and hazard insurance with extended coverage, reasonably acceptable to the Requisite Banks, issued by a company or companies authorized to issue such insurance within the State of Nevada, insuring all buildings, improvements and contents in an amount equal to all sums owing Banks or the maximum full insurable value of such buildings, improvements, furnishings, fixtures and equipment, whichever is less, (such policies shall not contain a co-insurance provision whereby Borrower in the event of loss becomes a co-insurer), with property damage, public liability and such other insurance coverage as the Requisite Banks may reasonably require. All policies shall provide that the insurer shall notify the Managing Agent in writing not less than twenty (20) days prior to the cancellation of any such policy. The property damage and public liability insurance policies shall name Managing Agent as additional insured and shall contain minimum limits of coverage reasonably acceptable to the Requisite Banks. Certified copies of policies, or certificates thereof, shall be delivered to and held by the Managing Agent for the benefit of Banks and shall contain a loss payable endorsement naming the Managing Agent as additional loss payee.

          Section 5.11 Taxes. Throughout the term of the Loans, Borrower and HRN shall prepare and timely file all federal, state and local tax returns required to be filed by it, and Borrower and HRN shall promptly pay and discharge all taxes, assessments and other governmental charges or levies imposed upon it, or in respect of any of its property and assets except such taxes, if any, as are being contested in good faith by Borrower or HRN as provided in Section 4.7 herein.

          Section 5.12 Permitted Encumbrances Only. At all times throughout the term of the Loans, neither HRN nor Borrower shall create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, encumbrance, attachment, levy, distraint, or other judicial process and burdens of every kind and nature except the Permitted Encumbrances on or with respect to the Collateral and any other assets of HRN or Borrower, and except (a) with respect to matters described in Sections 5.4 and 5.11 and such items as are being contested in the manner described therein and (b) with respect to any other items, if any, as are being contested in good faith by appropriate proceedings and for which Borrower and/or HRN have maintained adequate reserves with Managing Agent for the payment thereof.

          Section 5.13 Advances. At any time during the term of the Loans if Borrower or HRN should fail (i) to perform or observe, or (ii) to cause to be performed or observed, any covenant or obligation of Borrower or HRN under this A/R Loan Agreement, the Deed of Trust or any of the other Loan Documents, then the Managing Agent, upon the giving of reasonable notice may, and at the request of the Requisite Banks shall (but shall not otherwise be under any obligation to) take such steps as are necessary to remedy any such non-performance or non-observance and provide for payment thereof. To the extent that Borrower or HRN fail to immediately reimburse Managing Agent therefor, each Bank shall immediately reimburse Managing Agent for all amounts advanced under this Section in accordance with its Pro Rata Share thereof. All amounts advanced by the Managing Agent or the Banks pursuant to this Section 5.13 shall become an additional obligation of Borrower to Managing Agent and Banks secured by the Deed of Trust and the other Loan Documents and shall become due and payable by Borrower on the next interest payment date, together with interest thereon at a rate per annum equal to the default rate as set forth in each of the Notes (such interest to be calculated from the date of such advancement to the date of payment thereof by Borrower).

          Section 5.14 Further Assurances. Managing Agent, Banks and Borrower shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this A/R Loan Agreement.

          Section 5.15 Indemnification. Borrower agrees to and does hereby indemnify, protect, defend and save harmless Managing Agent, Banks and their trustees, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, or demands, including reasonable counsel fees (including the allocated costs of any internal counsel to the Managing Agent and Banks) incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this A/R Loan Agreement and the transactions contemplated herein, or on account of any act or omission to act by Managing Agent or Banks in connection with this A/R Loan Agreement, unless caused by (i) the negligence or willful misconduct of Managing Agent or Banks, or (ii) the breach of this A/R Loan Agreement by Managing Agent or Banks. In case any action shall be brought against Managing Agent or Banks based upon any of the above and in respect to which indemnity may be sought against Borrower, Managing Agent or the relevant Banks shall promptly notify Borrower in writing, and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and reasonably satisfactory to Managing Agent and or the relevant Banks, the payment of all costs and expenses and the right to negotiate and consent to settlement. Upon reasonable determination made by Managing Agent or the relevant Banks, the Managing Agent and such Banks shall have the right to employ separate counsel in any such action and to participate in the defense thereof, and Borrower agrees to pay reasonable attorneys fees of such separate counsel (including the allocated costs of any internal counsel to the Managing Agent or any Bank), whether such separate counsel be employed due to a conflict of interest or otherwise. Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless Managing Agent and Banks from and against any loss or liability by reason of such settlement or judgment.
The provisions of this Section 5.15 shall survive the termination of this A/R Loan Agreement and the repayment of the Loans.

          Section 5.16 Inspection of the Premises. At all times during the term of the Loans, Borrower and/or HRN shall provide or cause to be provided to Managing Agent and Banks and any authorized representatives of Managing Agent or Banks, accompanied by representatives of Borrower, the reasonable right of entry and free access to the Premises to inspect same on reasonable prior notice to Borrower.

          Section 5.17  Compliance With Documents.  Borrower
shall comply with each and every term, condition and agreement contained in the Loan Documents.

          Section 5.18 Suits or Actions Affecting Borrower. Throughout the term of the Loans, Borrower shall promptly advise Managing Agent in writing of (i) any claims, proceedings or disputes (whether or not purportedly on behalf of Borrower) against or, to the actual knowledge of Borrower, threatened or affecting Borrower which, if adversely determined, would have a material adverse effect on the Premises, the Hotel/Casino Operation or the business, operations, properties or financial conditions of Borrower, (ii) any material labor controversy resulting in or threatening to result in a strike against the Premises, or (iii) any proposal by any Governmental Authority to acquire any of the Premises or Collateral. For purposes of this Section 5.18, any claims, proceedings or disputes involving monetary amounts in excess of One Million and No/100 Dollars ($1,000,000.00), which are not covered by adequate insurance to the Requisite Banks' reasonable satisfaction, shall be deemed to be material.

          Section 5.19 Borrower's Partnership Agreement and HRN Master Lease. Neither the Borrower's Partnership Agreement nor the HRN Master Lease may be further amended, changed, revised or modified in any material manner without the prior written consent of the Requisite Banks, which consent shall not be unreasonably withheld. Borrower shall promptly advise the Managing Agent of and provide the Managing Agent with a copy of all non-material amendments, changes, revisions and/or modifications to the Borrower's Partnership Agreement and the HRN Master Lease.

          Section 5.20 Notice to State Gaming Control Board. Borrower shall make or cause to be made all required reports and disclosures to the Nevada State Gaming Control Board, including, but not limited to reporting this Loan transaction within thirty (30) days of the Effective Date as required by Regulation 8.130(2) of the Regulations of Nevada Gaming Commission and State Gaming Control Board.

          Section 5.21 Matters Affecting HRN Master Lease. Notwithstanding any provisions of the Assignment of HRN Master Lease Rents to the contrary, Borrower will not, without the written consent of the Requisite Banks, which consent shall not be unreasonably withheld or delayed:

               (a)  Materially amend or modify the HRN Master
     Lease;

               (b) Waive any material default under or breach of the HRN Master Lease or modification of the HRN Master
     Lease;

               (c) Give any consent, waiver or approval which would materially impair Borrower's rights or interest in the HRN Master Lease.

Borrower will promptly notify the Managing Agent of the occurrence of any default under the HRN Master Lease and will not, without the prior written consent of the Requisite Banks, which consent will not be unreasonably withheld or delayed so long as Borrower has complied with Section 5.2 of this A/R Loan Agreement, commence any summary proceeding or other action or proceeding to recover possession of the premises leased under the HRN Master lease. The foregoing provision shall control over any conflicting provision of the Collateral Assignment of HRN Master Lease Rents to the contrary.

          Section 5.22 Matters Affecting HRN Equipment Leases. Notwithstanding any provision of the Collateral Assignment of HRN Equipment Leases to the contrary, HRN will not, without the prior written consent of the Requisite Banks, which consent shall not be unreasonably withheld or delayed with respect to the FF&E Leases:

               (a)  Cancel or terminate or consent to any
     cancellation, termination or surrender or permit any event to occur which would entitle any lessor to terminate or cancel its FF&E Leases except for any cancellation or termination caused by the default of the lessor thereunder;

               (b)  Amend or modify any FF&E Leases in any
     material respect affecting the operation of the Real
     Property as a first-class hotel/casino operation;

               (c) Waive any default under or breach of any FF&E Leases except for any waiver that will not result in any material adverse effect on the operation of the Real
     Property as a first-class hotel/casino operation;

               (d) Give any consent, waiver or approval which would impair HRN's interest in any FF&E Leases.

The foregoing provisions of this Section 5.22 shall control over any conflicting provision of the Collateral Assignment of HRN Equipment Leases.

          Section 5.23  Matters Affecting Subleases.  Notwith-
standing any provision of the Collateral Assignment of Subleases to the contrary, HRN will not, without the prior written consent of the Requisite Banks, which consent shall not be unreasonably withheld or delayed, with respect to the Subleases described in such assignment (the "Leases"):

               (a)  Cancel or terminate or consent to any
     cancellation, termination or surrender or permit any event to occur which would entitle any lessee to terminate or cancel its Lease except for any cancellation or termination caused by the default of the lessee thereunder;

               (b) Amend or modify any Leases in any material respect affecting the operation of the Real Property as a first-class hotel/casino operation;

               (c) Waiver any default under or breach of any Leases except for any waiver that will not result in any material adverse effect on the operation of the Real
     Property as a first-class hotel/casino operation;

               (d) Give any consent, waiver or approval which would impair HRN's interest in any Leases;

The foregoing provisions of this Section 5.23 shall control over any conflicting provisions of the Collateral Assignment of Subleases.

          Section 5.24 HRN Master Lease. Notwithstanding any provision of the Loan Documents to the contrary, except with respect to the assignment of rents set forth in the Assignment of HRN Master Lease Rents and the assignment of rents clause contained in the Deed of Trust, nothing contained in the Loan Documents shall be deemed to be an assignment, transfer, or conveyance of, or to otherwise encumber, the HRN Master Lease or any guaranties or security deposits now or hereafter held in connection therewith, in favor of Managing Agent or Banks. Provided, however, that nothing herein contained shall be deemed to modify or affect the subordination of the HRN Master Lease to the Deed of Trust in favor of Managing Agent and Banks as provided in the Subordination of Lease Agreement recorded November 20, 1984 as Instrument No. 1983547, Clark County, Official Records and as further provided in the HRN Master Lease Subordination Affirmation executed concurrently herewith, it being specifically understood and agreed by and among Borrower, HRN, Managing Agent and Banks that at all times during the life of the Loans, the HRN Master Lease shall be and remain subordinated and junior to the lien of the Deed of Trust.


                           ARTICLE 6
                       EVENTS OF DEFAULT

          Section 6.1  Events of Default.  The occurrence of
any of the following events and the passage of any applicable notice and cure periods shall constitute an Event of Default hereunder:

          (i)       Any representation or warranty made by
Borrower and/or HRN pursuant to or in connection with this A/R Loan Agreement, the Deed of Trust, the Notes or any other Loan Document or in any report, certificate, financial statement or other writing furnished by Borrower or HRN in connection herewith, shall prove to be false, incorrect or misleading in any substantial and material adverse aspect as of the date when made;

         (ii)       Borrower shall have defaulted in the
payment of any installment of principal and/or interest on the Notes, or either of them, when due, and such default shall have remained uncured for a period of ten (10) days after written notice thereof to Borrower from Managing
Agent;

        (iii)       Borrower shall have defaulted in the
payment of any late charge for a period of five (5) days after written notice thereof to Borrower from Managing
Agent;

         (iv)       Borrower and/or HRN shall fail to
observe or perform any term, covenant, condition or promise contained in this A/R Loan Agreement, the Notes, the Deed of Trust or any other Loan Document and such failure continues for a period of more than thirty (30) days after notice by Managing Agent of such failure;

          (v)       Borrower shall commence a voluntary
case or other proceeding seeking liquidation, reorganization or other relief with respect to it or its respective debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for any substantial part of its property, or shall consent to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding commenced against it.

         (vi)       An involuntary case or other
proceeding shall be commenced against Borrower seeking liquidation, reorganization or other relief with respect to itself or its debts under the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

        (vii        Borrower makes an assignment for the
benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due.

          Section 6.2 Default Remedies. Upon the occurrence of any Event of Default, the Managing Agent may declare the unpaid balance of the Notes, together with the interest thereon, to be fully due and payable, and the Managing Agent may exercise any or all of the following remedies:

          (i)       Declare all outstanding unpaid
indebtedness together with all accrued interest thereon immediately due and payable without presentation, demand, protest or notice of any kind.

         (ii)       Enter upon and take possession of the
Premises.

        (iii)       Employ watchmen at Borrower's expense
to protect the Premises, from depredation or injury.

         (iv)       For the purpose of carrying out this
section and exercising these rights, powers and privileges, Borrower hereby irrevocably constitutes and appoints Managing Agent as its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and do and perform any acts such as are referred to in this paragraph in the name and on behalf of Borrower.

          (v)       Any and all remedies available to
Managing Agent or Banks under the Deed of Trust and the other Loan Documents.

         (vi)       Any other remedies available to
Managing Agent or Banks at law or in equity, including requesting the appointment of a receiver to perform any acts required of Borrower under this A/R Loan Agreement, and Borrower hereby specifically consents to any such request by the Managing Agent on behalf of Banks.

        (vii)       Through Managing Agent, Banks may
exercise one or more of their remedies simultaneously and all their remedies are nonexclusive and cumulative.
Managing Agent and Banks shall not be required to pursue or exhaust any collateral or remedy before pursuing any other collateral or remedy.

       (viii)       Managing Agent's or Banks' failure to
exercise any remedy for a particular default shall not be deemed a waiver of (a) such remedy, nor their rights to exercise any other remedy for that default, nor (b) their right to exercise that remedy for any subsequent default.

          Each of the rights and remedies of Managing Agent and Banks under this Section shall be exercised by the Managing
Agent acting with the consent of and at the direction of the Requisite Banks.

          Section 6.3  Application of Proceeds.  All payments
and proceeds received and all amounts held or realized from the sale or other disposition of the Collateral shall be applied in the following order of priority:

          (i)       First, to the payment of all fees,
costs and expenses (including reasonable attorney's fees and expenses) incurred by Managing Agent and Banks, their agents or representatives in connection with the realization upon any of said Collateral;

         (ii)       Next, to the payment in full of the
Notes and other amounts due under this A/R Loan Agreement, the Deed of Trust and the other Loan Documents; and

        (iii)       Next, the balance, if any, of such
payments, proceeds, or amounts to Borrower or, if otherwise determined by a court of competent jurisdiction, to whomever may be entitled thereto.

          Section 6.4 Notices. In order to entitle Managing Agent and Banks to exercise any remedy available hereunder, it shall not be necessary for Managing Agent or Banks to give any notice, other than such notice as may be required expressly herein.

          Section 6.5 Agreement to Pay Attorneys' Fees and Expenses. Upon the occurrence of an Event of Default, as a result of which Managing Agent or Banks shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement or performance or observance of any obligation or agreement on the part of Borrower and/or HRN contained herein, Borrower and/or HRN shall, on demand, pay to Managing Agent and Banks the reasonable fees of such attorneys and such other expenses so incurred by Managing Agent and Banks.

          Section 6.6 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this A/R Loan Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

          Section 6.7 Licensing of Managing Agent and Banks. If Borrower shall be in default hereunder or under the Notes or Deed of Trust, and it shall become necessary, or in the opinion of the Requisite Banks advisable, for Managing Agent or one or more Banks to become licensed under the provisions of the laws of the State of Nevada, or rules and regulations adopted pursuant thereto, as a condition to the receiving the benefit of any Collateral encumbered by the Deed of Trust for the benefit of Managing Agent and Banks, Borrower does hereby give its consent to the granting of such license or licenses and agrees to execute such further documents as may be required in connection with the evidencing of such consent.

          Section 6.8 Exercise of Rights Subject to Applicable Law. All rights, remedies and powers provided by this
Article 6 may be exercised only to the extent that the exercise thereof does not violate any applicable provision of the laws of the State of Nevada and all of the provisions of this
Article 6 are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this A/R Loan Agreement invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.

          Section 6.9 Discontinuance of Proceedings. In case Managing Agent or Banks shall have proceeded to enforce any right, power or remedy under this A/R Loan Agreement, the Notes, the Deed of Trust or any other Loan Document by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Managing Agent or Banks, then and in every such case Borrower and Lenders shall be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and power of Managing Agent and Banks shall continue as if no such proceedings had been taken, subject to any binding rule by the applicable court or other tribunal in any such proceeding.


                           ARTICLE R
             DAMAGE, DESTRUCTION AND CONDEMNATION

          Section 7.1 No Abatement of Payments. If all or any part of the Collateral shall be materially damaged or destroyed, or if title to or the temporary use of the whole or any part of any of the Collateral shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by Borrower hereunder or under the Notes, and Borrower shall continue to be obligated to make such payments.

          Section 7.2 Distribution of Capital Proceeds Upon Occurrence of Fire, Casualty, or Condemnation. All monies received from fire, earthquake, flood and hazard extended insurance policies covering any of the Collateral or from condemnation or similar actions in regard to the Collateral, shall be paid directly to the Managing Agent for the account of Banks.

          (i)       In the event that the amount paid
to Managing Agent pursuant to this Section is equal to or less than Five Hundred Thousand and No/100
Dollars ($500,000.00), the Managing Agent shall remit such proceeds to Borrower unless an Event of Default shall have occurred and then be continuing.

         (ii)       In the event the amount paid to
Managing Agent pursuant to this Section exceeds Fifty
Million and No/100 Dollars ($50,000,000.00), then such amount may be paid by Managing Agent to Banks for application to principal installments payable with respect to the Loans in the inverse order of their maturity, or at the option of the Requisite
Banks, the entire amount so collected, or any part thereof, may be released to Borrower for repair or replacement of the property destroyed or condemned or to reimburse Borrower for the costs of such repair or replacement incurred prior to the date of such release.

        (iii)       In the event the amount paid to
Managing Agent pursuant to this Section is greater than Five Hundred Thousand and No/100 Dollars
($500,000.00) but less than Fifty Million and No/100
Dollars ($50,000,000.00), then such amount may be paid by Managing Agent to Banks for application to the principal installments payable with respect to the Loans in the inverse order of their maturity, or at the option of Borrower, unless an Event of Default has occurred hereunder and is then continuing, in which case at the option of the Requisite Banks, the entire amount so collected, or any part thereof, may be released to Borrower in monthly or more frequent draws (as the parties may agree) for repair or replacement of the property destroyed or condemned or to reimburse Borrower for the costs of such repair or replacement incurred prior to the date of such release.

In the event the Requisite Banks elect to, or are required to, release all or a portion of the collected funds to Borrower for such repair or replacement of the property destroyed or condemned, such release of funds shall be made in accordance with the following terms and conditions:

               (a) The repairs, replacements and rebuilding shall be made in accordance with the plans and specifications reasonably acceptable to the Requisite
     Banks and all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities;

               (b)  Borrower shall provide Managing Agent and
     Banks with a detailed estimate of the costs of such repairs or restorations;

               (c) Before commencing any such work, Borrower or HRN shall, at its own cost and expense, furnish Managing Agent and Banks with appropriate endorsements, if needed, to the fire insurance policy which Borrower is then presently maintaining, to cover all of the risks during the course of such work;

               (d) Such work shall be commenced by Borrower or HRN within one hundred twenty (120) days after (i) settle-ment shall have been made with the insurance companies, and (ii) all the necessary governmental approvals shall have been obtained, and such work shall be completed within a reasonable time, free and clear of all liens and encumbrances so as not to interfere with the lien of the Deed of Trust; and

               (e) Disbursements of such insurance proceeds shall be made in the customary manner used by Banks for the disbursement of construction loans;

               (f) That in the event the insurance proceeds are inadequate to repair or replace the property destroyed or condemned and the Requisite Banks elect to, or are required to release all or a portion of the funds collected for such repair or replacement, Borrower agrees to deposit with Managing Agent sufficient funds to cover the difference between the costs of repair or replacement and the funds released by Managing Agent and Banks to Borrower for such repair or replacement of the property destroyed;


                           ARTICLE 8
                      GENERAL CONDITIONS

          The following conditions shall be applicable throughout the terms of this A/R Loan Agreement:

          Section 8.1 Failure to Exercise Rights. Nothing herein contained shall impose upon Managing Agent or Banks any obligation to enforce any terms, covenants or conditions contained herein. Failure of Managing Agent or Banks, in any one or more instances, to insist upon strict performance by Borrower of any terms, covenants or conditions of this A/R Loan Agreement, the Deed of Trust or the other Loan Documents, shall not be considered or taken as a waiver or relinquishment by Managing Agent or Banks of their right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, strict compliance by Borrower with all the terms, covenants and conditions of this A/R Loan Agreement, the Deed of Trust and the other Loan Documents. The consent of Managing Agent or Banks to any act or omission by Borrower shall not be construed to be a consent to any other or subsequent act or omission or to waive the requirement for Managing Agent's or Banks' consent to be obtained in any future or other instance.

          Section 8.2  Successors and Assigns.  All of the
terms, covenants, warranties and conditions contained in this A/R Loan Agreement shall be binding upon and inure to the sole and exclusive benefit of, the parties hereto and their respective successors and assigns.

          Section 8.3 Notices. Unless otherwise indicated differently, all notices, payments, requests, reports, information or demand which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by telegram, telex, telecopies or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other address as any party shall hereafter inform the other party hereto by written notice given as aforesaid; provided, however, notices to Managing Agent requesting disbursements of the Loan proceeds need not be sent by certified United States mail:

          If to Borrower,
          HRN or Adamar:      c/o Aztar Corporation
                              2390 E. Camelback, Suite 400
                              Phoenix, Arizona  85016
                              Attention:  Treasury Dept.

          With a copy to:     Tropicana Hotel/Casino
                              3801 Las Vegas Blvd. South
                              Las Vegas, Nevada  89193
                              Attn:  V.P. Finance

          With a copy to:     Jaffe Group
                              c/o Eugene Jaffe
                              530 River Oaks West
                              Calumet City, Illinois  60409

          With a copy to:     Sugar, Friedberg & Felsenthal
                              30 North LaSalle Street
                              Suite 2600
                              Chicago, Illinois  60602
                              Attention: Jonathan L.
                              Mills, Esq.

          With a copy to:     Latham & Watkins
                              633 West Fifth Street
                              Los Angeles, California 90071
                              Attention: Hendrik de Jong, Esq.

          With a copy to:     Snell & Wilmer
                              One Arizona
                              Phoenix, Arizona  85004
                              Attention:  Dave Sprentall

          If to Administrative
          Agent or to any Bank:

                              Bank of America National Trust
                              and Savings Association, as
                              Managing Agent
                              Global Agency #5596
                              1455 Market Street, 13th Floor
                              San Francisco, California 94103
                              Attn: Peggy A. Fujimoto
                              Telecopier:  (415) 622-4894
                              Telephone:   (415) 622-4835

          With a copy to:     that Bank at its address set
                              forth on the signature pages
                              hereto

All notices, payments, requests, reports, information or demands so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the third (3rd) day following the date of mailing, whichever occurs first, except that any notice of change of address shall be effective only upon receipt by the party to whom said notice is addressed.

          Section 8.4 Modification In Writing. This A/R Loan Agreement amends, restates and supersedes the Second Loan Agreement in its entirety. Neither this A/R Loan Agreement nor any provision herein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          Section 8.5 Incorporation of Terms. Borrower agrees that the Notes shall be made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this A/R Loan Agreement to the same extent and effect as if fully set forth in and made a part of the Notes (each and every reference in the Notes to the "Loan Agreement" being hereby deemed to be a reference to this A/R Loan Agreement), and Borrower and Managing Agent and Banks agree that this A/R Loan Agreement is made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in the Notes to the same extent and effect as if fully set forth herein and made a part of this A/R Loan Agreement, until this A/R Loan Agreement is terminated by the repayment to Managing Agent and Banks of all principal, interest and other sums and expenses due and owing on the Notes. Notwithstanding any of the foregoing, if any provisions in this A/R Loan Agreement or the Loan Documents are inconsistent with the Notes, the Notes shall control and if any provisions of the other Loan Documents are inconsistent with this A/R Loan Agreement, this A/R Loan Agreement shall control.

          Section 8.6 Other Agreements. If the terms of any documents, certificates or agreements delivered in connection with this A/R Loan Agreement, are inconsistent or conflict with the terms of the Loan Documents, such document, certificate or agreement shall be amended to the satisfaction of the Requisite Banks to remove such inconsistency.

          Section 8.7 Counterparts. This A/R Loan Agreement may be executed by the parties hereto in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute but one and the same documents.

          Section 8.8  Rights, Power and Remedies are
Cumulative. None of the rights, powers and remedies conferred upon or reserved to Managing Agent or Banks in this A/R Loan Agreement are intended to be exclusive of any other available right, power or remedy, but each and every such right, power and remedy shall be cumulative and not alternative, and shall be in addition to every right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute. Any forbearance, delay or omission by Managing Agent or Banks in the exercise of any right, power or remedy shall not impair any such right, power or remedy or be considered or taken as a waiver or relinquishment of the right to insist upon and to enforce in the future, by injunction or other appropriate legal or equitable remedy, any of said rights, power and remedies given to Managing Agent or Banks herein. The exercise of any right or partial exercise thereof by Managing Agent or Banks shall not preclude the further exercise thereof, and the same shall continue in full force and effect until specifically waived by an instrument in writing executed by Managing Agent and Banks.

          Section 8.9  Representations and Warranties.  All
representations and warranties made herein shall be deemed to be made only as of the Effective Date.

          Section 8.10 Assignment of Loan Documents by Borrower. Borrower may not assign any of its right, title or interest in this A/R Loan Agreement, the Loan Documents and the Loans, nor may Borrower delegate any of its obligations and duties under the Loan Documents and the Loans, except as expressly provided herein. Any attempted assignment or delegation in contravention of the foregoing shall be null and void.

          Section 8.11 Action by Banks. Whenever Banks shall have the right to give any notice or make an election, or to exercise any right, or their consent shall be required for any action under this A/R Loan Agreement or the Loan Documents, then such notice, election, exercise or consent shall be given or made by Banks in accordance with Article 9 hereof.

          Section 8.12  Time of Essence.  Time shall be of the
essence of this agreement.

          Section 8.13  Governing Law.  This A/R Loan Agreement
is, in all respects, to be governed by the laws of the State of Nevada and if any action is taken to enforce the terms of this A/R Loan Agreement such action shall be commenced and maintained within the State of Nevada.

          Section 8.14  No Joint Venture. In no event shall
Managing Agent or any Bank be deemed or construed to be joint venturers or partners of Borrower or HRN.

          Section 8.15  Joinder in Execution by HRN.  HRN joins
in the execution of this A/R Loan Agreement for the purpose of evidencing its consent and concurrence to the terms, conditions, representations, warranties, covenants, provisions and procedures herein contained applicable to it.

          Section 8.16 Non-Recourse. Notwithstanding anything in this A/R Loan Agreement, the Notes, the Deed of Trust or any other Loan Document or Expansion Financing Document to the contrary, (i) no general partner of Borrower (including, specifically, any member of the Jaffe Group, as defined in the Borrower's Partnership Agreement, or Adamar), shall have personal liability for or be liable or subject to any deficiency judgment for, payment of any portion of the Loans or any other sums payable to Managing Agent or Banks under this A/R Loan Agreement, the Notes, the Deed of Trust or any other Loan Document or Expansion Financing Document, it being expressly covenanted and agreed that no personal liability or responsibility is assumed or at any time shall be asserted or enforced against any of the partners of Borrower, or their respective heirs, successors or assigns, on account of any representation, warranty, covenant, obligation, understanding or agreement contained in this A/R Loan Agreement, the Notes, the Deed of Trust or any other Loan Document or Expansion Financing Document, and (ii) HRN shall not have any personal liability for the payment of any sums to Managing Agent or Banks under this A/R Loan Agreement, the Notes, the Deed of Trust, the Expansion Financing Document and the Loan Documents except as specifically set forth in the Assignment of HRN Master Lease Rents.

          Without limiting or affecting in any manner whatsoever the exculpatory provisions of this Section 8.16, and subject to the provisions thereof, Managing Agent and Banks, in exercising their rights, powers and remedies under the Loan Documents, including the rights, powers and remedies described in Section 8.8, may enforce the Loan Documents against Borrower by any proceeding in law or in equity and recover all amounts owing to Managing Agent or Banks from Borrower under the Loan Documents solely and exclusively from the Collateral and Borrower's other assets, whether now owned or hereafter acquired, and in the event that any suit shall be brought against Borrower upon any of the Loan Documents, whether before or after maturity, by acceleration or passage of time, or otherwise, for damages or a money judgment, any such judgment obtained in, or as a result of, such suit shall be enforceable and/or enforced solely and exclusively against the Collateral and the other assets of Borrower (such assets not including any right to require any partner of Borrower to contribute funds, debt or equity, to Borrower, whether the capital account of such partner be positive or negative, it being understood that the exculpation of the partners of Borrower under this
Section 8.16 shall extend to any obligation of such partners to Borrower in their capacity as partners).

          Section 8.17  Exhibits Attached.  Exhibits are
attached hereto and incorporated herein and made a part hereof as follows:

               Exhibit A  -   Legal Description

               Exhibit B  -   Expansion Financing Documents

               Exhibit C  -   Form of Notes

               Exhibit D  -   Amended and Restated Deed of
                              Trust

               Exhibit E  -   Tradenames, trademarks and
                              servicemarks

          Section 8.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS A/R LOAN AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS A/R LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Section 8.19 Purported Oral Agreements. BORROWER AND HRN EXPRESSLY ACKNOWLEDGE THAT THIS A/R LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 10.1 OF THIS A/R LOAN AGREEMENT. BORROWER AND HRN AGREE THAT THEY WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE MANAGING AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 10.1 OF THIS A/R LOAN AGREEMENT TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS A/R LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS.

          Section 8.20 Removal of a Bank. Borrower shall have the right to remove a Bank as a party to this A/R Loan Agreement in accordance with this Section upon (i) the occurrence of any event or circumstance which allows the borrowers under the Other Loan Agreement to remove the same Bank as a party to the Other Loan Agreement, and (ii) the occurrence of any similar event or circumstance under this A/R Loan Agreement or the Note (including without limitation any claim for compensation or taxes, excused funding or refusal to grant an extension under Sections 8, 9 or 14(c) of that Bank's Note, or any Bank Disqualification); provided that, in any such case (x) no Event of Default or any event or circumstance which with the giving of notice or the passage of time or both has occurred and then exists, and (y) such Bank is concurrently removed as a party to the Other Loan Agreement pursuant to
Section 11.25 thereof. If Borrower is so entitled to remove a Bank pursuant to this Section either:

     (a) Upon notice from Borrower, the Bank being removed shall execute and deliver a Commitment Assignment and Acceptance covering that Bank's Pro Rata Share of the Commitments under the Other Loan Agreement and the Loans in favor of one or more willing Eligible Assignees designated by Borrower, subject to (i) payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Bank under this A/R Loan Agreement and the Other Loan Agreement through the date of assignment and
     (ii) the satisfaction of all other conditions specified in
     Section 11.25 of the Other Loan Agreement; or

     (b) In the event that the borrowers under the Other Agreement are entitled, and elect, to reduce the commitment thereunder as set forth in clause (y) of
     Section 11.25 thereof, then, subject to Section 4 of the Notes, the Bank being removed shall sell without recourse to the remaining Banks, in accordance with their respective Pro Rata Shares, its Note and its Pro Rata Share of the Loans, subject to the payment of the purchase price and satisfaction of the conditions described in clause (a) above; and, in such event, Borrower shall issue replacement Notes to the remaining Banks reflecting the aggregate principal amounts of their Pro Rata Shares of the Loans.


                           ARTICLE 9
                       AGENCY PROVISIONS

          Section 9.1 No Obligations of Borrower. Nothing contained in this Article 9 shall be deemed to impose upon Borrower, its partners or HRN any obligation in respect of the due and punctual performance by the Managing Agent of its obligations to Banks under any provision of this A/R Loan Agreement, and Borrower, its partners and HRN shall have no liability to the Managing Agent or any of Banks in respect of any failure by the Managing Agent or any Bank to perform any of its obligations to the Managing Agent or Banks under this A/R Loan Agreement. Without limiting the generality of the foregoing, where any provision of this A/R Loan Agreement or the Notes relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower or HRN to the Managing Agent for the account of Banks, Borrowers' and HRN's obligations to Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Managing Agent in the manner provided by this A/R Loan Agreement or the Notes.

          SECTION 9.2 Appointment and Authorization. Subject to Section 9.9, each Bank hereby irrevocably appoints and authorizes the Managing Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Managing Agent by the terms thereof or are reasonably incidental, as determined by the Managing Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Managing Agent as trustee for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Managing Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

          SECTION 9.3 Managing Agent and Affiliates. Bank of America National Trust and Savings Association (and each successor Managing Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Managing Agent, and the term "Bank" or "Banks" includes Bank of America National Trust and Savings Association in its individual capacity. Bank of America National Trust and Savings Association (and each successor Managing Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower or HRN, or any Affiliate of Borrower or HRN, as if it were not the Managing Agent and without any duty to account therefor to the Banks. Bank of America National Trust and Savings Association (and each successor Managing Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Managing Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder. The Managing Agent shall not be deemed to hold a fiduciary rela-tionship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this A/R Loan Agreement or otherwise exist against the Managing Agent.

          SECTION 9.4 Proportionate Interest in any Collate-ral. The Managing Agent, on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Managing Agent. Subject to the Managing Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Managing Agent or a Bank) and subject to the application of payments in accordance with Sec-tion 6.3, each Bank shall have an interest in the Banks' interest in the Collateral or interests therein in the same proportions that the aggregate obligations owed such Bank under the Loan Documents bear to the aggregate obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks.

          SECTION 9.5 Banks' Credit Decisions. Each Bank agrees that it has, independently and without reliance upon the Managing Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Managing Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrower or HRN and upon such other information as it has deemed appropriate, made its own inde-pendent credit analysis and decision to enter into this A/R Loan Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Managing Agent, any other Bank or the directors, officers, agents, employees or attorneys of the Managing Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

          SECTION 9.6  Action by Managing Agent.

               a.   Absent actual knowledge of the Managing
     Agent of the existence of an Event of Default, the Managing Agent may assume that no Event of Default has occurred and is continuing, unless the Managing Agent (or the Bank that is then the Managing Agent) has received notice from Borrower stating the nature of the Event of Default or has received notice from a Bank stating the nature of the Event of Default and that such Bank considers the Event of Default to have occurred and to be continuing.

               b.   The Managing Agent has only those
     obligations under the Loan Documents as are expressly set forth therein.

               c.   Except for any obligation expressly set
     forth in the Loan Documents and as long as the Managing Agent may assume that no Event of Default has occurred and is continuing, the Managing Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Managing Agent shall be required to act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 10.1) and those instructions shall be binding upon the Managing Agent and all the Banks, provided that the Managing Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Managing Agent, in substantial risk of liability to the Managing Agent.

               d. If the Managing Agent has received a notice specified in clause (a), the Managing Agent shall immediately give notice thereof to the Banks and shall act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 10.1), provided that the Managing Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Managing Agent, in substantial risk of liability to the Managing Agent, and except that if the Requisite Banks (or all the Banks, if required under Section 10.1) fail, for five (5) Banking Days after the receipt of notice from the Managing Agent, to instruct the Managing Agent, then the Managing Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

               e. The Managing Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Requisite Banks (or all the Banks, if required under Section 10.1), notwithstanding any other provision hereof.

          SECTION 9.7 Liability of Managing Agent. Neither the Managing Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Managing Agent and its directors, officers, agents, employees and attorneys:

               a.   May treat the payee of any Note as the
     holder thereof until the Managing Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Managing Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the obligations under the Loan Documents for all purposes of this A/R Loan Agreement until the Managing Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Managing Agent, signed by that Bank.

               b. May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other profes-sionals or experts for Borrower or HRN or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

               c. Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

               d. Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower or HRN of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the property, books or records of Borrower or HRN.

               e. Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

               f. Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties.

               g.   Will not incur any liability for any
     arithmetical error in computing any amount paid or payable by the Borrower or HRN or any Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, without limitation, principal, interest, commitment fees, Loans and other amounts; provided that, promptly upon discovery of such an error in computation, the Managing Agent, the Banks and (to the extent applicable) Borrower or HRN shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

          SECTION 9.8 Indemnification. Each Bank shall, ratably in accordance with its Pro Rata Share, indemnify and hold the Managing Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabili-ties, obligations, losses, damages, penalties, actions, judg-ments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Managing Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Managing Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse the Managing Agent upon demand for that Bank's Pro Rata Share of any out-of-pocket cost or expense incurred by the Managing Agent in connection with the negotiation, preparation, execu-tion, delivery, amendment, waiver, restructuring, reorganiza-tion (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or HRN is required by Section 6.5 to pay that cost or expense but fails to do so upon demand. Nothing in this Section shall entitle the Managing Agent to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrower or HRN. To the extent that the Managing Agent is later reimbursed such cost or expense by Borrower or HRN, it shall return the amounts paid to it by the Banks in respect of such cost or expense.

          SECTION 9.9 Successor Managing Agent. The Managing Agent may, and at the request of the Requisite Banks shall, resign as Managing Agent upon thirty (30) days' notice to the Banks and Borrower. If the Managing Agent shall resign as Managing Agent under this A/R Loan Agreement, the Requisite Banks shall appoint from among the Banks a successor Managing Agent for the Banks, which successor Managing Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Managing Agent is appointed prior to the effective date of the resignation of the Managing Agent, the Managing Agent may appoint, after consulting with the Banks and the Borrower, a successor Managing Agent from among the Banks. Upon the acceptance of its appointment as successor Managing Agent hereunder, such successor Managing Agent shall succeed to all the rights, powers and duties of the retiring Managing Agent and the term "Managing Agent" shall mean such successor Managing Agent and the retiring Managing Agent's appointment, powers and duties as Managing Agent shall be terminated. After any retiring Managing Agent's resignation hereunder as Managing Agent, the provisions of this Article 9, and Sections 5.15, 6.5, and 10.9, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Managing Agent under this A/R Loan Agreement. If (a) the Managing Agent has not been reimbursed for any expense reimbursable to it under
Section 6.5, in either case for a period of at least one (1) year and (b) no successor Managing Agent has accepted appointment as Managing Agent by the date which is thirty
(30) days following a retiring Managing Agent's notice of resignation, the retiring Managing Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Managing Agent hereunder until such time, if any, as the Requisite Banks appoint a successor Managing Agent as provided for above.

          SECTION 9.10 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Managing Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Banks in accordance with the obligations outstanding to each of them under the Loan Documents and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Managing Agent in comparable syndicated credit facilities.

                          Article 10
                   CERTAIN OTHER PROVISIONS

          SECTION 10.1 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this A/R Loan Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower or HRN therefrom, may in any event be effective unless in writing signed by the Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which any of the Borrower or HRN is a party, signed by each such party, and, in the case of any amendment, modification or supplement to
Article 9, signed by the Managing Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

               a. To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the Pro Rata Share of any Bank, or amount of any fee or amount payable to any Bank under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

               b. To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of this A/R Loan
     Agreement;

               c.   to release any material portion of the
     Collateral (except (i) as expressly provided for in Sections 10.11 and 10.12, or (ii) as otherwise expressly provided for in any Loan Document);

               d. To amend the provisions of the definition of "Requisite Banks", Articles 3 or 6 or this Section; or

               e.   To amend any provision of this A/R Loan
     Agreement that expressly requires the consent or approval of all the Banks.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 10.1 shall apply equally to, and shall be binding upon, all the Banks and the Managing
Agent.

          SECTION 10.2 Nature of Banks' Obligations. The obligations of the Banks hereunder are several and not joint or joint and several. Nothing contained in this A/R Loan Agreement or any other Loan Document and no action taken by the Managing Agent or the Banks or any of them pursuant hereto or thereto may, or may be deemed to, make the Banks a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or HRN or any Affiliate of Borrower or HRN. Each Bank's obligations hereunder are several and not joint or joint and several. A default by any Bank will not increase the Pro Rata Share of any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Managing Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrower, to replace such a Bank in default.

     SECTION 10.3  Binding Effect; Assignment.

          a. This A/R Loan Agreement and the other Loan Documents to which Borrower and HRN are parties will be binding upon and inure to the benefit of Borrower, HRN, the Managing Agent, each of the Banks, and their respective successors and assigns, except that, Borrower and HRN may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this A/R Loan Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

          b. From time to time, each Bank may assign all or any portion of its Note to one or more Eligible Assignees; provided that (i) such Eligible Assignee, if not then a Bank or an Affiliate of the assigning Bank, shall be approved by each of the Managing Agent, HRN and Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Managing Agent as hereinbelow provided, (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire Note of the assigning Bank, the assignment shall not assign a Pro Rata Share that, when added to the pro rata share of the obligations under the Other Loan Agreement being concurrently assigned to the same Eligible Assignee, is equivalent to less than $5,000,000,
     (iv) assignment of a Pro Rata Share must be concurrent with an assignment to the same Eligible Assignee of the same pro rata share of the assigning Bank's pro rata share of the Other Loan Agreement and (v) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Managing Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this A/R Loan Agreement, with the Pro Rata Share of the Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this A/R Loan Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Bank to Borrower of its Note) to such assignee Bank, a Note evidencing that assignee Bank's Pro Rata Share of the Loans, and to the assigning Bank, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

          c. By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee there-under acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this A/R Loan Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this A/R Loan Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or HRN or the performance by Borrower or HRN of the obligations under the Loan Documents; (iii) it has received a copy of this A/R Loan Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance;
     (iv) it will, independently and without reliance upon the Managing Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this A/R Loan Agreement; (v) it appoints and authorizes the Managing Agent to take such action and to exercise such powers under this A/R Loan Agreement as are delegated to the Managing Agent by this A/R Loan Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this A/R Loan Agreement are required to be performed by it as a Bank.

               d. The Managing Agent shall maintain at the Managing Agent's Office a copy of each Commitment Assign-ment and Acceptance delivered to it and a register (the "Register") of the names and address of each of the Banks and the Pro Rata Share of the Loans held by each Bank, giving effect to each Commitment Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrower or any Bank upon reasonable prior notice to the Managing Agent. After receipt of a completed Commitment Assignment and Accept-ance executed by any Bank and an Eligible Assignee, the Managing Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised
     Schedule 1.1 giving effect thereto. Borrower, the Managing Agent and the Banks shall deem and treat the Persons listed as Banks in the Register as the holders and owners of the Pro Rata Share of the Loans listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Loans shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Managing Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Loans shall be owed to the Bank listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Bank shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Loans.

               e.   Each Bank may from time to time grant
     participations to one or more banks or other financial institutions (including another Bank) in a portion of its Pro Rata Share; provided, however, that (i) such Bank's obligations under this A/R Loan Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 5.15 and 10.9 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation, (iv) Borrower, the Managing Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this A/R Loan Agreement, (v) the participation interest shall be expressed as a percentage of the granting Bank's Pro Rata Share as it then exists and shall not restrict an increase in the Loans, or in the granting Bank's Pro Rata Share of the Loans, so long as the amount of the participation interest is not affected thereby, (vi) a participation in a percentage of the granting Bank's Pro Rata Share of the Loans must be concurrent with a participation granted to the same participant of the same percentage of the granting Bank's pro rata share of the obligations under the Other Loan Agreement and (vii) the consent of the holder of such par-ticipation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date or any other date upon which any payment of money is due to the Banks,
     (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Banks, (C) reduce the amount of any installment of principal due under the Notes, or (D) release any material portion of the Collateral (except as otherwise expressly provided for in any Loan Document).

               f. Notwithstanding anything in this Section to the contrary, the rights of the Banks to make assignments of, and grant participations in, their Pro Rata Shares of the Loans shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws.

          SECTION 10.4  Sharing of Setoffs.  Each Bank
severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower or HRN, or otherwise, receives payment of the obligations held by it under the Loan Documents that is ratably more than any other Bank, through any means, receives in payment of such obligations held by that Bank, then, subject to applicable
Laws: (a) the Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the obligations held by the other Bank under the Loan Documents and shall pay to the other Bank a purchase price in an amount so that the share of such obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of its obligations ratably in accordance with each Bank's share of the obligations under the Loan Documents immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or HRN or any Person claiming through or succeeding to the rights of Borrower or HRN, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the obligations to another Bank pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this A/R Loan Agreement with respect to the portion of the obligations purchased to the same extent as though the purchasing Bank were the original owner of the obligations purchased. Borrower and HRN expressly consent to the foregoing arrangements and agree that any Bank holding a participation in an obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the obligation purchased.

          SECTION 10.5  Nonliability of the Banks.  Borrower
and HRN acknowledge and agree that:

               a. Any inspections of any property of Borrower or HRN made by or through the Managing Agent or the Banks are for purposes of administration of the Loan only and Borrower and HRN are not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower or HRN);

               b. By accepting or approving anything required to be observed, performed, fulfilled or given to the Managing Agent or the Banks pursuant to the Loan Documents, neither the Managing Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Managing Agent or the Banks;

               c. The relationship between Borrower, HRN and the Managing Agent and the Banks is, and shall at all times remain, solely that of borrowers and lenders; neither the Managing Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or HRN or their Affiliates; neither the Managing Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confi-dence or trust or a fiduciary relationship with Borrower, HRN or their Affiliates, or to owe any fiduciary duty to Borrower, HRN or their Affiliates; neither the Managing Agent nor the Banks undertake or assume any responsibility or duty to Borrower, HRN or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower, HRN or their Affiliates of any matter in connec-tion with their property or the operations of Borrower, HRN or their Affiliates; Borrower, HRN and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Managing Agent or the Banks in connection with such matters is solely for the protection of the Managing Agent and the Banks and neither Borrower, HRN nor any other Person is entitled to rely thereon; and

               d. The Managing Agent and the Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to property caused by the actions, inaction or negligence of Borrower, HRN and/or their Affiliates and Borrower and HRN hereby indemnify and hold the Managing Agent and the Banks harmless on the terms set forth in Section 6.15 from any such loss, damage, liability or claim.

          SECTION 10.6 No Third Parties Benefited. This A/R Loan Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, HRN, the Managing Agent and the Banks in connection with the Loans, and is made for the sole benefit of Borrower, HRN, the Managing Agent and the Banks, and the Managing Agent's and the Banks' successors and assigns. Except as provided in Sections 6.15 and 10.9, no other Person shall have any rights of any nature hereunder or by reason hereof.

          SECTION 10.7 Confidentiality. Each Bank agrees to hold any confidential information that it may receive from Borrower or HRN pursuant to this A/R Loan Agreement in confidence, except for disclosure: (a) to other Banks; (b) to legal counsel and accountants for Borrower, HRN or any Bank;
(c) to other professional advisors to Borrower, HRN or any Bank, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (d) to regulatory officials having jurisdiction over that Bank; (e) to any Gaming Board having regulatory jurisdiction over Borrower or HRN, provided that each Bank agrees to use its best efforts to notify Borrower of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Bank and any of Borrower or HRN are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or HRN reasonably considered by Borrower and HRN to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public,
(ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and
(iii) information previously disclosed by Borrower or HRN to any Person not associated with Borrower or HRN without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Managing Agent or the Banks to Borrower.

          SECTION 10.8 Foreign Banks and Participants. Each Bank that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Managing Agent), within twenty (20) days after the date hereof (or after accepting an assignment or receiving a participation interest herein pursuant to Section 10.3, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be made to such Bank by Borrower pursuant to this A/R Loan Agreement) or Form 4224 (relating to all payments to be made to such Bank by the Borrower pursuant to this A/R Loan Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Managing Agent that no withholding under the federal income tax laws is required with respect to such Bank. Thereafter and from time to time, each such Bank shall
(a) promptly submit to Borrower (with a copy to the Managing Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Managing Agent of any available exemption from, United States withholding taxes in respect of all pay-ments to be made to such Bank by Borrower pursuant to this A/R Loan Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Bank. In the event that Borrowers or the Managing Agent become aware that a participation has been granted pursuant to
Section 10.3(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or the Managing Agent to the Bank which granted such participation, such Bank shall cause such participant financial institution to deliver the same documents and information to Borrower and the Managing Agent as would be required under this
Section if such financial institution were a Bank.

          SECTION 10.9 Hazardous Material Indemnity. Each of Borrower and HRN hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Managing Agent) the Managing Agent and each of the Banks and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Managing Agent or any Bank, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or HRN or any of their predecessors in title, whether prior to or during the term of this A/R Loan Agreement, and whether by Borrower, HRN or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower, HRN or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Managing Agent or the Banks. Borrower and HRN hereby acknowledge and agree that, subject to Section 8.16 but notwithstanding any other provision of this A/R Loan Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower and HRN under this Section shall be unlimited corporate obligations of Borrower and HRN and shall not be secured by any deed of trust on any Real Property. Any obligation or liability of Borrower or HRN to any Indemnitee under this Section shall survive the expiration or termination of this A/R Loan Agreement and the repayment of all Loans and the payment and performance of all other obligations owed to the Banks under the Loan Documents.

          SECTION 10.10 Gaming Boards. The Managing Agent and each of the Banks agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and HRN, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Borrower or HRN or to the Loan Documents.

          SECTION 10.11  Termination; Release of Liens.  Upon
(a) the full and final payment in cash of the Loans, all interest and fees with respect thereto, (b) the payment of all amounts then demanded by any Bank or indemnitee under Sections of this Agreement providing for indemnification, and (c) the payment of all amounts then due under the Loan Documents, the Managing Agent is hereby authorized by the Banks to, and the Managing Agent shall, upon the request of Borrower, execute and deliver to Borrower discharges from further compliance with the covenants contained herein and releases of the Liens created by the Collateral Documents, and shall return any property pledged to the Managing Agent as Collateral for the obligations under the Loan Documents, notwithstanding the survival of any provision of this Agreement herein provided for.

          SECTION 10.12 Other Lien Releases. In addition to the provisions of Section 10.11, each of the Banks hereby authorizes the Managing Agent to, and the Managing Agent shall, release any Lien granted to or held by the Managing Agent upon any Collateral (i) sold, transferred or otherwise disposed of in connection with any transaction not prohibited by the Loan Documents, (ii) constituting property leased to Borrower or HRN under a lease with a third party which has expired or been terminated in a transaction not prohibited by the Loan Documents or which will concurrently expire and which has not been, and is not intended by Borrower or HRN to be, renewed or extended, (iii) consisting of an instrument, if the Indebtedness evidenced by such instrument has been finally repaid in full, and (iv) if approved or consented to by those of the Banks required by Section 10.1. Upon the request of the Managing Agent, each Bank shall promptly provide written confirmation of the authority of the Managing Agent to release its Liens upon any one or more items of Collateral under this Section.

          IN WITNESS WHEREOF, the parties hereto have caused this A/R Loan Agreement to be executed as of the day and year first above written.

"Borrower"

TROPICANA ENTERPRISES, a Nevada
general partnership

     By: ADAMAR OF NEVADA, general
     partner


     By: CRAIG F. SULLIVAN
         ----------------------------
     Craig F. Sullivan, Treasurer

"HRN"

HOTEL RAMADA OF NEVADA, a Nevada
corporation


By: CRAIG F. SULLIVAN
    ----------------------------------
Craig F. Sullivan, Treasurer


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Managing Agent


By: PEGGY A. FUJIMOTO
    ----------------------------------
    Peggy A. Fujimoto
    Vice President


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as a Bank


By: JON VARNELL
    ----------------------------------
    Jon Varnell, Vice President

Address:

555 South Flower Street, #3283
Los Angeles, California  90071
Attn:  Jon Varnell, Vice President

Telecopier:  (213) 228-2641
Telephone:   (213) 228-6181



BANKERS TRUST COMPANY, as Co-Managing
Agent and a Bank



By ROBERT R. TELESCA
   -----------------------------------
   Robert R. Telesca
   Assistant Vice President

Address:

Bankers Trust Company
1 Bankers Trust Plaza
120 Liberty Street
New York, New York  10006

Attention:  Mary Jo Jolly
            Assistant Vice President

Telecopier:    (212) 250-6076
Telephone:     (212) 250-5860



with a copy to:

Bankers Trust Company
300 South Grand Avenue, 41st Floor
Los Angeles, California 90071

Attention: Robert I. Bernstein
           Vice President

Telecopier:    (213) 620-8484
Telephone:     (213) 620-8173


BANK ONE, ARIZONA, N A, as a Co-Agent
and a Bank



By CLIFFORD PAYSON
   -----------------------------------
   Clifford Payson
   Vice President

Address:

Bank One, Arizona, N A
201 North Central Avenue
Phoenix, Arizona  85004

Attention:  Clifford Payson
            Vice President

Telecopier:    (602) 221-2632
Telephone:     (602) 221-1773



CREDIT LYONNAIS LOS ANGELES BRANCH, as
a Co-Agent and a Bank



By T. VINCENT
   -----------------------------------
   Thierry Vincent
   Vice President

Address:

Domestic Lending Office
Credit Lyonnais Los Angeles Branch
515 South Flower Street, 22nd Floor
Los Angeles, California  90071

Attention:  David L. Miller
            Vice President

Telecopier:    (213) 623-3437
Telephone:     (213) 362-5956



CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
as a Co-Agent and a Bank



By T. VINCENT
   -----------------------------------
   Thierry Vincent
   Authorized Signatory

Address:

Eurodollar Lending Office
Credit Lyonnais Cayman Island Branch
c/o Credit Lyonnais Los Angeles Branch
515 South Flower Street, 22nd Floor
Los Angeles, California  90071

Attention:  David L. Miller
            Vice President

Telecopier:    (213) 623-3437
Telephone:     (213) 362-5956



SOCIETE GENERALE, as a Lead Manager
and a Bank



By DONALD L. SCHUBERT
   -----------------------------------
   Donald L. Schubert
   Vice President

Address:

Societe Generale
2029 Century Park East, Suite 2900
Los Angeles, California  90067

Attention:  Donald L. Schubert
            Vice President

Telecopier:    (310) 551-1537
Telephone:     (310) 788-7104

MIDLANTIC BANK, N.A., as a Lead
Manager and a Bank


By DENISE D. KILLEN
   -----------------------------------
   Denise D. Killen
   Vice President

Address:

Midlantic Bank, N.A.
6000 Midlantic Drive
Mt. Laurel, New Jersey 08054-6000
Attention:  Denise D. Killen
            Vice President

Telecopier:    (609) 778-2673
Telephone:     (609) 778-2683



THE DAIWA BANK, LIMITED, as a Bank



By D. LAWRENCE
   -----------------------------------
   David M. Lawrence
   Vice President and Manager


By F. GLENN HARVEY
   -----------------------------------
   F. Glenn Harvey
   Vice President

Address:

The Daiwa Bank, Limited
800 West 6th Street, Suite 950
Los Angeles, California  90017

Attention:  F. Glenn Harvey
            Vice President

Telecopier:    (213) 623-4629
Telephone:     (213) 623-7205



BANK OF SCOTLAND, as a Bank



By CATHERINE M. ONIFFREY
   -----------------------------------
   Catherine M. Oniffrey
   Vice President

Address:

Bank of Scotland
565 Fifth Avenue
New York, New York  10017

Attention:  Catherine M. Oniffrey
            Vice President

Telecopier:    (212) 450-0872
Telephone:     (212) 557-9460



FIRST SECURITY BANK OF IDAHO, N.A., as
a Bank



By VICTOR W. GILLETT
   -----------------------------------
   Victor W. Gillett
   Vice President.

Address:

First Security Bank of Idaho, N.A.
119 North 9th Street
Boise, Idaho  83702

Attention:  Victor W. Gillett
            Vice President

Telecopier:    (208) 393-2472
Telephone:     (208) 393-2166



BANK OF AMERICA NEVADA, as a Bank



By ALAN F. GORDON
   -----------------------------------
   Alan F. Gordon
   Vice President

Address:

Bank of America Nevada
Corporate Banking Department
300 South Fourth Street, Suite 200
Las Vegas, Nevada  89101

Attention:  Alan F. Gordon
            Vice President

Telecopier:    (702) 654-7158
Telephone:     (702) 654-7142

                          EXHIBIT "A"



The Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of
Section 28, Township 21 South, Range 61 East, M.D.B. & M.

EXCEPTING from the hereinabove described property that portion of the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 28, Township 21 South, Range 61 East, M.D.B. & M., more particularly described as follows:

COMMENCING at the Northwest corner of said Section:
THENCE South 87 degrees 36' East a distance of 50.06 feet to a point on the East right of way line of U.S. Highway No. 91, this point being the true point of beginning;
THENCE South 87 degrees 36' East along the North line of said Section a distance of 1267.20 feet to a point;
THENCE South 0 degrees 25'00" East a distance of 101.41 feet to a point;
THENCE South 89 degrees 45'02" West a distance of 1265.75 feet to a point;
THENCE North 0 degrees 22'00" West a distance of 159.98 feet to the TRUE POINT OF BEGINNING.

FURTHER EXCEPTING THEREFROM that portion of the Northwest
Quarter (NW 1/4) of the Northwest Quarter (NW 1/4) of Section 28,
Township 21 South, Range 61 East, M.D.B. & M., as conveyed to the State of Nevada for public highway by Deed dated
December 15, 1952 and recorded August 11, 1953 as Document
No. 411231, Clark County, Nevada Records.

FURTHER EXCEPTING THEREFROM that portion as conveyed to Clark
County for road purposes by Document No. 104313 and recorded
April 23, 1957.

FURTHER EXCEPTING THEREFROM the Southerly 30 feet as conveyed to Clark County for road and public utility purposes by Document No. 262900, recorded February 22, 1973 in Book 303 and by Document No. 551260, recorded February 4, 1976 in Book 592 of Official Records, Clark County, Nevada.

                 EXPANSION FINANCING DOCUMENTS


1. Loan Agreement, dated November 19, 1984, executed by Tropicana Enterprises, as Borrower, HRN, as Additional Debtor, and Ramada Inns, Inc., and First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, California Canadian Bank, Horizon Financial, F.A. and InterFirst Bank Dallas, N.A. ("Original Banks").

2.   Promissory Note dated November 19, 1984, executed by
     Borrower, in favor of Original Banks in the amount of $67,500,000.

3. Deed of Trust and Security Agreement With Assignment of Rents, dated November 19, 1984, executed by Borrower, as Trustor, and HRN, as Additional Debtor, in favor of Nevada Title Company, as Trustee, and Original Banks, as Beneficiary, recorded November 20, 1984, in Book 2024, Instrument No. 1983548, records of Clark County, Nevada.

4.   Nevada Uniform Commercial Code Financing Statement,
     Form UCC-1, executed by Borrower and HRN, as Debtors, in favor of Original Banks, as Secured Parties, recorded November 20, 1984, in Book 2024, Instrument No. 1983549, records of Clark County, Nevada.

5.   Nevada Uniform Commercial Code Financing Statement,
     Form UCC-1, executed by Borrower and HRN, as Debtors, in favor of Original Banks, as Secured Parties, filed
     January 22, 1985, File No. 85-00622, in the office of the
     Nevada Secretary of State.

6. Assignment of HRN Master Lease Rents, dated November 19, 1984, executed by Borrower (as Lessor) and HRN (as Lessee), and Original Banks, recorded November 20, 1984, in Book 2024, Instrument No. 1983550, records of Clark County, Nevada.

7. Collateral Assignment of HRN Equipment Leases, dated November 19, 1984, executed by HRN, as Debtor and Assignor, in favor of Original Banks, as Secured Parties and Assignees, recorded November 20, 1984, in Book 2024, Instrument No. 1983551, records of Clark County, Nevada.

8.   Collateral Assignment of Subleases, dated November 19,
     1984, executed by HRN, as Debtor and Assignor, in favor of Original Banks, as Secured Parties and Assignees.

9.   HRN Equipment Lease Estoppel Certificate, dated
     November 19, 1984, executed by HRN, as Tenant, in favor of Original Banks.

10.  HRN Subleases Estoppel Certificate, dated November 19,
     1984, executed by HRN, as Sublandlord.

11.  HRN Master Lease Estoppel Certificate, dated November 19,
     1984, executed by Tropicana Enterprises, as Landlord, and HRN, as Tenant.

12.  Borrower's Partnership Estoppel Certificate, dated
     November 19, 1984, executed by Tropicana Enterprises in favor of Original Banks.

13.  Assignment of Construction Contract and Plans and
     Specifications, dated November 19, 1984, executed by
     Tropicana Enterprises, as Assignor, in favor of Original
     Banks, as Secured Parties and Assignees.

14. Collateral Assignment of Permits, Licenses and Contracts, dated November 19, 1984, executed by Tropicana
     Enterprises, and HRN, as Assignor in favor of Original
     Banks, as Secured Parties and Assignees.

15. Subordination Agreement, dated November 19, 1984, executed by Tropicana Enterprises, as Owner, and Eugene Jaffe and Elsie Jaffe, as Co-Trustees under Trust A and the Residuary Trust, recorded November 20, 1984, in Book 2024, Instrument 1983544, records of Clark County, Nevada re Jaffe Deed of Trust.

16.  Nevada Uniform Commercial Code Financing Statement,
     Form UCC-2, executed by Tropicana Enterprises, as Debtor, in favor of Eugene Jaffe and Elsie Jaffe, as Co-Trustees under Trust A and the Residuary Trust, as Secured Party, recorded November 20, 1984, in Book 2024, Instrument
     No. 1983545, records of Clark County, Nevada.

17. Jaffe Trustees Subordination Agreement dated November 19, 1984, executed by Tropicana Enterprises, as Owner, and Eugene Jaffe and Elsie Jaffe, as Co-Trustees under Trust A and the Residuary Trust, as Beneficiaries re financing statements.

18. Subordination of Lease Agreement, dated November 19, 1984, executed by Tropicana Enterprises, as Owner, HRN, as Lessee, and Ramada Inns, Inc., recorded November 20, 1984, in Book 2024, Instrument No. 1983547, records of Clark County, Nevada.

19.  Snell & Wilmer Option Letter, dated November 19, 1984.

20.  Commonwealth Land Title Insurance Company Policy of
     Title Insurance, Policy No. 84-07-311 RM, dated
     November 20, 1984, insuring Original Banks in the amount of $67,500,000.

21.  Reinsurance Agreement issued by Safeco Title Insurance
     Company, Lawyers Title Insurance Company and Ticor Title
     Insurance Company, dated November 20, 1984.

22.  Assignment and Assumption Agreement for Participation
     Interest in Loan, dated February 28, 1986, between Horizon
     Financial, F.A., as Assignor, and InterFirst Bank Dallas,
     N.A. as Assignee.

23. Endorsement attached to $67,500,000 Note executed by Horizon Financial, F.A. assigning all of its right, title and interest therein to InterFirst Bank, Dallas, N.A.

RN   Assignment of Deed of Trust and Security Agreement With
     Assignment of Rents recorded March 5, 1986, in
     Book 860305, as Instrument 00463, Clark County Official
     Records.

25.  UCC-2 Assignment by Horizon Financial, F.A. to InterFirst
     Bank Dallas, N.A., recorded March 5, 1986, in Book 860305, as Instrument No. 00465, Clark County Official Records.

26.  UCC-2 Assignment by Horizon Financial, F.A. to InterFirst
     Bank Dallas, N.A., filed March 6, 1986, as Instrument
     No. 85-00622, Nevada Secretary of State.

27.  Memorandum and Notice of Assignments by Horizon Financial,
     F.A. to InterFirst Bank Dallas, N.A., recorded March 5,
     1986, in Book 860305, as Instrument No. 00464, Clark
     County Official Records.

28.  104.1 Indorsement to ALTA Policy 408-112281 in favor of
     InterFirst Bank Dallas, N.A.

29. UCC-2 Financing Statement (Assignment) executed by First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California) and InterFirst Bank Dallas, N.A. as Assignors, to First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California), Security Pacific National Bank and Australia & New Zealand Banking Group Limited, as Assignees, recorded September 11, 1986, in the Official Records of Clark County, Nevada, in Book 860911, as Document No. 0269.

30. UCC-2 Financing Statement (Assignment) executed by First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California) and InterFirst Bank Dallas, N.A. as Assignors, to First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California), Security Pacific National Bank and Australia & New Zealand Banking Group Limited, as Assignees, filed with the Secretary of State of the State of Nevada on _____________, 19___, under File No. 85-0062.

31. Memorandum of Notice of Assignments executed by First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California) and InterFirst Bank Dallas, N.A. as Assignors, to First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California), Security Pacific National Bank and Australia & New Zealand Banking Group Limited, as Assignees, recorded September 19, 1986, in the Official Records of Clark County, Nevada, in Book 860919, as Document No. 283.

32. Endorsement attached to $67,500,000 Promissory Note executed by First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California) and InterFirst Bank Dallas, N.A. payable to the order of First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California), Security Pacific National Bank and Australia & New Zealand Banking Group Limited.

33.  ALTA Lender's 108.8 Indorsement to Title Insurance Policy
     No. 408-112281.

34.  ALTA Lender's 104.4 Indorsement to Title Insurance Policy
     No. 408-112281.

35. Assignment and Assumption Agreement for Participation Interest in Loan dated September 10, 1986, executed by First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California) and InterFirst Bank Dallas, N.A., as Assignors, to First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California), Security Pacific National Bank and Australia & New Zealand Banking Group Limited, as Assignees.

36. Promissory Note in the principal sum of $10,462,653.83 dated September 10, 1986, executed by Tropicana Enterprises, a Nevada general partnership, payable to the order of First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California), Security Pacific National Bank and Australia & New Zealand Banking Group Limited.

37. First Modification to Promissory Note ($67,500,000), dated September 10, 1986, executed by Tropicana Enterprises, a Nevada general partnership, as Maker, and First Interstate Bank of Nevada, N.A., The Valley National Bank of Arizona, Canadian Imperial Bank of Commerce (California), Security Pacific National Bank and Australia & New Zealand Banking Group Limited, as Banks.

38. Assignment of and Notice of Additional Advance Under Deed of Trust and Security Agreement With Assignment of Rents recorded September 1, 1986, in the Official Records of Clark County, Nevada, in Book 860911, as Document No. 268.

39.  First Amendment to Loan Agreement dated June 4, 1985.

40.  Second Amendment to Loan Agreement dated August 1, 1985.

41.  Third Amendment to Loan Agreement dated September 10,
     1986.

42.  Fourth Amendment to Loan Agreement dated March 15, 1988.

43.  Fifth Amendment to Loan Agreement dated May 5, 1988.

                         Schedule 1.1